Exhibit 4.1

SMITHFIELD FOODS, INC.,

THE SUBSIDIARY GUARANTORS PARTIES

HERETO

10% Senior Secured Notes due 2014

INDENTURE

Dated as of July 2, 2009

U.S. BANK NATIONAL ASSOCIATION

as Trustee

-i-

-ii-

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Indenture Supplement to Add Subsidiary Guarantors
EXHIBIT C	Form of Pledge and Security Agreement
EXHIBIT D	Form of Mortgage

-iii-

EXHIBIT E	Form of Intercreditor Agreement
EXHIBIT F	Form of Intercreditor and Collateral Agency Agreement

-iv-

INDENTURE dated as of July 2, 2009 among SMITHFIELD FOODS, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), the Subsidiary Guarantors (as defined herein) and U.S. Bank National Association, a national banking association organized under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia 30309 (the “Trustee”), as Trustee.

Recitals Of The Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $625,000,000 aggregate principal amount of the Company’s 10% Senior Secured Notes, due 2014, issued on the date hereof (the “Initial Notes”), (ii) if and when issued, an unlimited principal amount of additional notes having identical terms and conditions as the Initial Notes other than issue date, issue price and the first interest payment date (the “Additional Notes” and, together with the Initial Notes, the “Securities”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“ABL Agent” means the administrative agent under the ABL Credit Facility.

“ABL Collateral” or “Second Priority Collateral” means the portion of the Collateral as to which the Securities have a second-priority Lien, including, cash and Cash Equivalents, deposit accounts, intellectual property, capital stock, inventory, accounts receivable, other personal property relating to such inventory and all proceeds of the foregoing, with the exception of Excluded Property, as more fully described in the Collateral Documents.

“ABL Collateral Account” has the meaning ascribed to it in the Pledge and Security Agreement.

“ABL Credit Facility” means the Credit Agreement dated as of July 2, 2009 among the Company, the subsidiaries that guarantee obligations under such agreement, the lenders parties thereto and JPMorgan Chase Bank, N.A., as agent (or its successor in such capacity), and as it may be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Credit Facility or one or more other credit or other agreements or indentures).

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means: (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is or will thereupon become a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii) of this definition, such Restricted Subsidiary is primarily engaged in a Related Business.

“Administrative Agent” has the meaning ascribed to it in the Pledge and Security Agreement.

“Affiliate” of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above and (iii) any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to clauses (i) and (ii). For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Applicable Premium” means with respect to any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such Redemption Date of (1) 100.0% of the principal amount of such Security plus (2) all required remaining scheduled interest payments due on such Security through such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security on such Redemption Date, in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the applicable Trustee.

“Asset Disposition” means any sale, lease, transfer or other issuance or disposition (or series of related sales, leases, transfers, issuance or dispositions that are part of a common plan) of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a sale and leaseback, merger, consolidation or similar transaction, but excluding any disposition by means of any pledge of assets or stock by the Company or any of its Subsidiaries otherwise permitted under this Indenture, and any transaction or series of related transactions from which the Company or any of its Subsidiaries receives an aggregate consideration of less than $500,000) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of assets held for resale in the ordinary course of business, (iii) the sale of Temporary Cash Investments in the ordinary course of business, (iv) the sale or other disposition of damaged, worn, unneeded or obsolete equipment in the ordinary course of business, (v) for purposes of Section 3.7 only, a disposition subject to Section 3.4, (vi) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (vi) does not exceed $2.0 million in the aggregate in any fiscal year and $10.0 million in the aggregate prior to July 15, 2014, (vii) any disposition of assets pursuant to and in accordance with the provisions of Section 3.9 and/or Article IV (viii) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute Additional Assets or an Investment in a Permitted Joint Venture that in each case complies with Section 3.4 and (ix) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors with respect to the relevant matter.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication of (i) 80% of the net book value of the Company’s and its Restricted Subsidiaries’ accounts receivable at such date and (ii) 80% of the net book value of the Company’s and its Restricted Subsidiaries’ inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or Atlanta, Georgia.

“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person but in each case excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (ii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and the commercial paper of the holding company of which is rated at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, (iii) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s and in each case maturing within one year after the date of acquisition thereof, (v) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(iv) above.

“Change of Control” means the occurrence of any of the following events:

(i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the fair market value of the Company’s assets on a consolidated basis, in one transaction or a series of related transactions, to any Person or Persons other than the Company or one or more of its Restricted Subsidiaries;

(ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iv) the adoption of a plan relating to the Company’s liquidation or dissolution.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Securities pursuant to the Collateral Documents.

“Collateral Accounts” means any segregated account under the sole control of the Collateral Agent that is free from all other Liens, and includes all cash and Cash Equivalents received by the Trustee or the Collateral Agent from Asset Dispositions of Collateral, Recovery Events, foreclosures on or sales of Collateral, any issuance of Additional Notes or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon.

“Collateral Agent” means U.S. Bank National Association, acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the lenders under the Rabobank Term Loan and the Trustee or notice of such pledge, assignment or grant is given.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Smithfield Foods, Inc. until a successor replaces it and, thereafter, means such successor.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such four consecutive fiscal quarters; provided, however, that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted

Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act) as if such Investment or acquisition occurred on the first day of such period and without regard to clause (ii) of the definition of Consolidated Net Income, and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

“Consolidated Interest Expense” means, for any period, the total consolidated cash and non-cash interest expense (excluding capitalized interest and any non-cash interest expense arising from the adoption of FASB Staff Position No. APB 14-1) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and imputed interest with respect to Attributable Debt, (ii) amortization of debt discount and debt issuance cost (other than those debt discounts and debt issuance costs incurred with respect to the Convertible Notes, the Senior Notes due 2009, the Senior Notes due 2011, the Senior Notes due 2013 and the Senior Notes due 2017 and on the Issue Date), (iii) capitalized interest, (iv) non-cash interest expense (other than any non-cash interest expense arising from the adoption of FASB Staff Position No. APB 14-1), (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing, (vi) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net gains associated with Hedging Obligations (or minus net losses associated with Hedging Obligations), (viii) the product of (A) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of the Company held by

Persons other than the Company or a Wholly-Owned Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (x) Receivables Fees. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, without duplication, the consolidated net income (loss) of the Company and its Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clauses (iii) through (v) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income,

(ii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clauses (iii) through (v) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income,

(iii) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, provided that this clause (iii) shall not be applicable with respect to calculating the amount of Consolidated Net Income in clause (3)(B) of Section 3.4(a).

(iv) any extraordinary gain or loss, and

(v) the cumulative effect of a change in accounting principles.

“Convertible Notes” means the Company’s 4% Senior Convertible Notes due 2013.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 1349 West Peachtree St. NW, Suite 1050, Atlanta, Georgia 30309, or such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate office of any successor trustee (or such other address as a successor trustee may designate from time to time by notice to the Company).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Facility” or “Debt Facilities” means one or more debt facilities (including, without limitation, the Initial Notes, the Additional Notes and this Indenture, the ABL Credit Facility, the European Credit Facility and the Rabobank Term Loan) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders and whether provided under this Indenture, the ABL Credit Facility, the European Credit Facility or the Rabobank Term Loan, or any other credit agreement or other agreement or indenture).

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.13.

“Definitive Securities” means certificated securities.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 123 days after the Stated Maturity of the Securities; provided, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 3.7 and 3.9 of this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of Securities as are required to be repurchased pursuant to Sections 3.7 and 3.9 of this Indenture.

“EBITDA” means, for any period, the Consolidated Net Income for such period, plus, without duplication and to the extent included in calculating such Consolidated Net Income, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization of intangibles and impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles,” and (v) other non-cash charges or non-cash losses (other than non-cash charges to the extent they represent an accrual of or reserve for cash charges in any future period or amortization of a prepaid expense that was paid in a prior period), less, without duplication, non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges recorded in any prior period); provided, that if any Restricted Subsidiary is not directly or indirectly owned 100% by the Company, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the EBITDA attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common Equity Interests of such Restricted Subsidiary not owned directly or indirectly by the Company on the last day of such period by the Company divided by (2) the total number of shares of outstanding common Equity Interests of such Restricted Subsidiary on the last day of such period.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.

“European Credit Facility” means the Multicurrency Revolving Facility Agreement dated August 22, 2006 among the Company, Smithfield Capital Europe BV, the subsidiary guarantors party thereto, BNP Paribas and Sociéte Générale Corporate & Investment Banking, as Arrangers, the lenders party thereto, and Societe Generale as Agent and Security Agent, and as it may be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the arrangers and lenders or another arranger or arrangers or one or more other lenders and whether provided under the original European Credit Facility or one or more other credit or other agreements or indentures).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning set forth in the Collateral Documents.

“Fiscal Year” means the fiscal year of the Company ending on the Sunday closest to April 30 of each year or such other fiscal year as may be determined by the Company and the Board of Directors and of which the Trustee shall receive written notice pursuant to Section 3.22 hereof.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Grantor” has the meaning ascribed to it in the Pledge and Security Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other nonfinancial obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Indebtedness” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a Security is registered in the Note Register.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money,

(ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

(v) all Capitalized Lease Obligations and Attributable Debt of such Person,

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends),

(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Agent, on behalf of itself, the Holders, and the lenders under the Rabobank Term Loan, and the administrative agent under the ABL Credit Facility, on behalf of itself and the lenders thereunder, substantially in the form attached hereto as Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

“Intercreditor Agreements” means the Intercreditor Agreement and the Intercreditor and Collateral Agency Agreements.

“Intercreditor and Collateral Agency Agreement” means the Intercreditor and Collateral Agency Agreement to be entered into among the Company, the Subsidiary Guarantors, the Trustee, the Collateral Agent and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland,” New York Branch, as Administrative Agent, substantially in the form attached hereto as Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 3.4, “Investment” shall include (i) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith either by the Board of Directors or Senior Management.

“Investment Grade Status,” with respect to the Company, shall occur when the Securities receive a rating of “BBB-”or higher from S&P and a rating of “Baa3” or higher from Moody’s.

“Issue Date” means July 2, 2009.

“Junior Lien Collateral Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor which (x) is or will be secured by a Lien on the Collateral on a basis that is junior to the Securities and the Subsidiary Guarantees (with the exception of the ABL Credit Facility) and (y) has a Stated Maturity date after the Stated Maturity of the Securities.

“Legal Holiday” has the meaning ascribed to it in Section 10.8.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, or any filing of, or any agreement to give any security interest).

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents, in each case substantially in the form attached hereto as Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including fees and expenses of counsel, accountants and investment bankers), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Disposition); provided, however, that, in the cases of clauses (iv) and (v), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.

“Net Award” means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any Collateral deposited in the Collateral Accounts pursuant to the Collateral Documents.

“Net Cash Proceeds,” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Insurance Proceeds” means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any Collateral deposited in the Collateral Accounts pursuant to the Collateral Documents.

“Non-ABL Collateral” or “First Priority Collateral” means the portion of the Collateral as to which the Securities have a first-priority Lien; and for purposes of clauses (1) and (17) of the definition of Permitted Liens, Non-ABL Collateral shall exclude property and assets that become Non-ABL Collateral due to the retirement or cancellation of the ABL Credit Facility without a replacement facility.

“Non-ABL Collateral Account” has the meaning ascribed to it in the Pledge and Security Agreement.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Indebtedness” means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) is liable or provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or (b) is directly or indirectly liable and (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Note Register” means the register of Securities, maintained by the Trustee, pursuant to Section 2.3.

“Officer” means any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

“Officers’ Certificate” means a certificate signed by two or more Officers; provided, however, that an Officers’ Certificate given pursuant to Section 3.22 shall be signed by any one of the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities.

“Permitted Employee Payments” means Restricted Payments by the Company or any Restricted Subsidiary in respect of (i) the repurchase of Capital Stock by the Company or any Restricted Subsidiary from an employee of the Company or any Restricted Subsidiary or their assigns, estates or heirs upon the death, retirement or termination of such employee or (ii) loans or advances to employees of the Company or any of its Subsidiaries made in the ordinary course of business.

“Permitted Holders” means Joseph W. Luter, III or any Person the majority of the equity interests of which is beneficially owned by Joseph W. Luter, III.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that the primary business of such Person is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) securities received as consideration in Asset Dispositions made in compliance with Section 3.7 with the exception of securities received as consideration for Asset Dispositions of any property, plant, equipment or other facility closed and designated in accordance with clause (a)(ii) of Section 3.7; (vi) Investments in existence on the Issue Date (but not in excess of the amount of such Investments in existence on the Issue Date without giving effect to increases or decreases attributable to accounting for the net income of such Investments or subsequent changes in value); (vii) any Investment by the Company or a Wholly-Owned Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an Equity Interest and (viii) additional Investments in a Related Business since the Issue Date having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) since the Issue Date that are at that time outstanding, not to exceed 20% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Joint Venture” means any Person in which the Company or a Restricted Subsidiary owns, directly or indirectly, an ownership interest (other than a Subsidiary) and whose primary business is related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries at the time of determination.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness Incurred pursuant to clause (b)(i) of Section 3.3; provided that Non-ABL Collateral shall only secure Indebtedness on a first lien priority basis in an aggregate principal amount not to exceed $1,300.0 million;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such instruments do not secure the payment of Indebtedness;

(6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; provided, that such leases and subleases are subordinated to the Liens on the Collateral that secure the Securities.

(9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date (excluding Liens permitted under clause (1));

(14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary (other than a Receivables Entity);

(17) Liens securing Indebtedness incurred after the Issue Date and any Refinancing Indebtedness relating thereto (excluding any Liens securing any other

Indebtedness Incurred after the Issue Date permitted under other clauses hereof) in an aggregate principal amount at any one time outstanding not to exceed $475.0 million; provided that (x) the Company and its Restricted Subsidiaries shall not be permitted to apply more than $200.0 million of such Indebtedness for purposes other than the refinancing, redemption or retirement of Indebtedness with a Stated Maturity on or before the Stated Maturity of the Notes and (y) the aggregate principal amount of Indebtedness secured by first-priority Liens on Non-ABL Collateral permitted under clause (1) of the definition of Permitted Liens and this clause (17) shall not exceed $1,300.0 million;

(18) Liens securing Refinancing Indebtedness (other than Liens Incurred under clauses (1) and (17) above) incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction; and

(20) Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred under clause (b)(ix) of Section 3.3.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of July 2, 2009, by and among the Company, the Grantors (as defined therein) and the Collateral Agent, substantially in the form attached hereto as Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Premises” means any fee interest in any real property that is Collateral, owned by the Company or a Subsidiary Guarantor on the Issue Date, as listed on Schedule I attached hereto, or acquired by the Company or a Subsidiary Guarantor after the Issue Date.

“Public Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock made pursuant to a registration statement that has been declared effective by the SEC, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualified Stock” means any Capital Stock that is not Disqualified Stock.

“Rabobank Term Loan” means the credit agreement dated as of July 2, 2009 among the Company, the lenders party thereto, the subsidiary guarantors from time to time party thereto, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland,” New York Branch, as Administrative Agent, as the same may be amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Receivables Entity” means a Wholly-Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction or a factoring or similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness.

“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds being deposited into the Collateral Accounts pursuant to the Collateral Documents.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted by this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary (except that a Subsidiary Guarantor shall not refinance Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor)) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the

Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus fees, underwriting discounts, premiums, unpaid accrued interest and other costs and expenses incurred in connection with such Refinancing Indebtedness and (iv) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any business which is the same as or related, complementary or ancillary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date and, in relation to any Additional Notes that are Restricted Securities, it means the comparable period of 40 consecutive days.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an opinion of counsel with respect to whether any Security constitutes a Restricted Security.

“Restricted Securities Legend” means the Private Placement Legend set forth in clause (A) of Section 2.1(d) or the Regulation S Legend set forth in clause (B) of Section 2.1(d), as applicable.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Secured Parties” has the meaning ascribed to it in the Pledge and Security Agreement.

“Securities” means the Securities issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Senior Notes due 2009” means the Company’s 8% Senior Notes due 2009.

“Senior Notes due 2011” means the Company’s 7% Senior Notes due 2011.

“Senior Notes due 2013” means the Company’s 7 3/4% Senior Notes due 2013.

“Senior Notes due 2017” means the Company’s 7 3/4% Senior Notes due 2017.

“Senior Management” means with respect to the Company or any of its Subsidiaries, as the case may be, any one of the Chairman of the Board, the Chief Executive Officer, the President and the Chief Operating Officer or any combination of the foregoing.

“Senior Unsecured Pari Passu Indebtedness” means:

(1) with respect to the Company, any Indebtedness that ranks pari passu in right of payment to the Securities but is unsecured with a Stated Maturity date subsequent to the Stated Maturity of the Securities; and

(2) with respect to any Subsidiary Guarantor, any Indebtedness that ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee but is unsecured with a Stated Maturity date subsequent to the Stated Maturity of the Securities.

“Significant Subsidiary” means any Restricted Subsidiary that is a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer, unless such contingency has occurred).

“Subordinated Indebtedness” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership or joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Successor Company” shall have the meaning assigned thereto in clause (i) of Section 4.1.

“Successor Guarantor” shall have the meaning assigned thereto in clause (i) of Section 4.2.

“Temporary Cash Investments” means any of the following: (i) any Investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” by S&P or “A-1” by Moody’s, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s and (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any short-term successor rule) of the SEC, under the Investment Company Act of 1940, as amended.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent published balance sheet of such Person.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the Maturity Date of the Securities; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary (except a Restricted Subsidiary which upon such designation becomes an Unrestricted Subsidiary in accordance with this Indenture); provided that (i) such designation would be permitted under Section 3.4 (ii) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (A) is Guaranteed by the Company or any Restricted Subsidiary, (B) is Recourse Indebtedness or (C) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iii) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 3.3 (a) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, 80% or more of the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by the Company.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Affiliate Transaction”	3.8	(a)
“Agent Members”	2.1	(e)
“Announced Asset Disposition”	3.7	(b)
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“Change of Control Offer”	3.9	(c)
“Change of Control Payment Date”	3.9	(c)
“Collateral Disposition Offer”	3.7
“Company Order”	2.2
“Corporate Trust Office”	3.15
“covenant defeasance option”	8.1	(b)
“Custodian”	6.1
“Disposition Offer Amount”	3.7	(e)
“Disposition Offer Period”	3.7	(e)
“Disposition Purchase Date”	3.7	(e)
“Event of Default”	6.1
“Excess Collateral Proceeds”	3.7
“Excess Proceeds”	3.7	(d)
“Farm Premises”	11.5	(a)
“Global Securities”	2.1	(b)
“Gross PPE”	11.5	(a)
“IAIs”	2.1	(b)
“Initial Notes”	Recitals
“Institutional Accredited Investor Global Note”	2.1	(b)
“Institutional Accredited Investor Notes”	2.1	(b)
“legal defeasance option”	8.1	(b)
“Note Amount”	3.7	(d)
“Notice of Default”	6.1
“Obligations”	10.1
“Offer”	3.7	(d)
“Offer Amount”	3.7	(c)
“Offer Period”	3.7	(c)
“Pari Passu Offer”	3.7	(b)
“Paying Agent”	2.3
“Private Placement Legend”	2.1	(d)
“Purchase Date”	3.7	(c)
“Redemption Date”	5.1
“Redemption Price”	5.1
“Registrar”	2.3

“Regulation S”	2.1	(b)
“Regulation S Global Note”	2.1	(b)
“Regulation S Legend”	2.1	(d)
“Regulation S Notes”	2.1	(b)
“Removed Farm Premises”	11.5	(b)
“Resale Restriction Termination Date”	2.6	(a)
“Restricted Global Note”	2.6	(e)
“Restricted Payment”	3.4	(a)
“Rule 144A Global Note”	2.1	(b)
“Rule 144A Notes”	2.1	(b)
“Securities”	Recitals
“Special Interest Payment Date”	2.13	(a)
“Special Record Date”	2.13	(a)
“Title Company”	11.5	(a)
“Unrestricted Global Note”	2.6	(e)

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

ARTICLE II

The Securities

SECTION 2.1. Form, Dating and Terms. 8.1.1. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $625,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including, without limitation, Section 3.3(a) hereof, Additional Notes in the form of Exhibit A hereto. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.9, 2.11 or 9.5 or in connection with a Collateral Disposition Offer, a Pari Passu Offer or an Offer pursuant to Section 3.7 or a Change of Control Offer pursuant to Section 3.9.

Notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes, unless:

(i) Immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing; and

(ii) The Net Cash Proceeds from any such issuance of Additional Notes shall be deposited into the Non-ABL Collateral Account and, to the extent not applied to refinance Indebtedness, invested by the Company in Additional Assets, which Additional Assets are thereupon with their acquisition added to the Collateral securing the Securities in accordance with Section 11.7(c); provided that, prior to such investment (and any related withdrawal from the Non-ABL Collateral Account), the Company shall have delivered to the Trustee an Officers’ Certificate stating that the funds to be withdrawn from the Non-ABL Collateral Account are to be invested in Additional Assets in compliance with this clause (ii).

The Initial Notes shall be known and designated as “10% Senior Secured Notes, due 2014” of the Company. Additional Notes shall be known and designated as “10% Senior Secured Notes, due 2014” of the Company.

With respect to any Additional Notes, the Company shall set forth in (a) a Board Resolution and (b)(i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(ii) the issue price and the issue date of such Additional Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 12.2, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated June 25, 2009, among the Company, the Subsidiary Guarantors, J.P. Morgan Securities Inc. and the other initial purchasers named therein. The Initial Notes and any Additional Notes will be resold initially only to (A) QIBs and (B) Persons other than U.S. Persons (as defined in Regulations S under the Securities Act (“Regulation S”)) in reliance on Regulation S. Such Initial Notes and Additional Notes may thereafter be transferred to among others, QIBs, purchasers in reliance on Regulation S and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Notes and Additional Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Initial Notes and any Additional Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall initially be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Regulation S Global Note”). The Regulation S Note will be deposited upon issuance with, or on behalf of, the Trustee, as custodian for the Depositary in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream. During the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in the Depositary) unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the Depositary’s system. Euroclear and Clearstream will hold such interests in the Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of the Depositary. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Initial Notes and any Additional Notes resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The Rule 144A Global Note, the Regulation S Global Note, and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the “Global Securities.”

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company and the Trustee shall approve the form of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(d) Restrictive Legends. Each Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the “Private Placement Legend”) on the face thereof:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE

ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B) each Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR

TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

The Global Securities, whether or not an Initial Note, shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: CORPORATE SECRETARY, SMITHFIELD FOODS, INC., 200 COMMERCE STREET, SMITHFIELD, VIRGINIA 23430, TELEPHONE NUMBER (757) 365-3000.”

(e) Book-Entry Provisions. 8.1.1.1.1.1.This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.

(i) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear legends as set forth in Section 2.1(d).

(ii) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

(iii) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

(v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(vi) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(f) Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

(g) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by paragraph (c) of Section 2.6, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

(h) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $625,000,000 and (2) subject to the terms of this Indenture Additional Notes for original issue in an unlimited principal amount of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Company or any Subsidiary Guarantor, pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8 or any additional certification.

(c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(e) Automatic Exchange from Global Note Bearing Restricted Securities Legend to Global Note Not Bearing Restricted Securities Legend. To the extent permitted by law after the six-month anniversary of the Issue Date and upon compliance with the following procedures, beneficial interests in a Global Note bearing the Restricted Securities Legend (a “Restricted Global Note”) shall be exchanged for beneficial interests in a Global Note not bearing the Restricted Securities Legend (an “Unrestricted Global Note”). In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (1) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (2) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.6(e), the Trustee shall be entitled to receive from the Company, and rely upon conclusively without any liability, an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel, including certification from Holders that they are not Affiliates of the Company and have not knowingly acquired their beneficial interests in the Restricted Global Note from any Affiliate of the Company. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.6(e) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled. The Company shall use reasonable best efforts, on or prior to July 2, 2010, to effect an exchange pursuant to this Section 2.6(e) or otherwise to remove the Restrictive Securities Legend from any Securities issued on the date hereof that bear such legend on such date and to obtain an unrestricted CUSIP number for such Securities, in each case to the extent permitted by applicable law.

(f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.9 or 9.5).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. 8.1.1.1.1.2.The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Affiliate Holders. By accepting a beneficial interest in a Global Security, any Person that is an Affiliate of the Company agrees to give notice to the Company, the Trustee and the Registrar of the acquisition and its Affiliate status.

SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

Smithfield Foods, Inc.

c/o U.S. Bank National Association

1349 West Peachtree St. NW, Suite 1050

Atlanta, Georgia 30309

Attention:    Corporate Trust Department

Dear Sirs:

This certificate is delivered to request a transfer of $         principal amount of the 10% Senior Notes due 2014 (the “Notes”) of Smithfield Foods, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act (“Rule 144A”), (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

BY

SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Smithfield Foods, Inc.

c/o U.S. Bank National Association

1349 West Peachtree St. NW, Suite 1050

Atlanta, Georgia 30309

Attention:    Corporate Trust Department

Re:	Smithfield Foods, Inc.

10% Senior Notes due 2014 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $            aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Securities was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Company and, to our knowledge, the transferee of the Securities [is][is not] an Affiliate of the Company.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Security has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security except that the Company or an Affiliate of the Company shall not obtain voting rights with respect to such Security.

If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the Global Security and on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Security or notice to Holders. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

Covenants

SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2. SEC Reports. Notwithstanding that the Company may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Holders and prospective Holders (upon request) within 15 days of the date of filing with the SEC or, if not filed, on the date that such reports would be required to be filed with the SEC if the Company were a reporting company, with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act (which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this Section 3.2); provided, however, that the Company shall (upon request) provide one copy of the exhibits of the foregoing to the Trustee and shall (upon request) provide additional copies of such exhibits to any Holder or prospective Holder.

SECTION 3.3. Limitation on Indebtedness. 8.1.2.The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than 2.00:1.00.

(a) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries, as set forth below, may Incur the following Indebtedness:

(i) (A) Indebtedness Incurred pursuant to the Debt Facilities and (B) the Incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is nonrecourse to the Company or any of its Subsidiaries (except for Standard Securitization Undertakings) in an aggregate principal amount for Indebtedness Incurred under clauses (A) and (B) not to exceed the greater of (x) $2,375.0 million, less the aggregate amount of all repayments of principal actually made under the ABL Credit Facility since the Issue Date with Net Available Cash from Asset Dispositions pursuant to clause (b)(iii)(A) of Section 3.7 and all repayments of principal under Indebtedness actually made since the Issue Date with Net Available Cash from Asset Dispositions of Collateral pursuant to Collateral Disposition Offers and (y) the Borrowing Base;

(ii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however,

(A)	if the Company is the obligor on such Indebtedness, such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

(B)	if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(C)	(x) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness ceasing to be held by the Company or a Wholly-Owned Subsidiary of the Company and (y) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Wholly-Owned Subsidiary of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

(iii) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) (iv), (v), (vi) or (viii)) outstanding on the Issue Date, including the Convertible Notes, the Senior Notes due 2009, the Senior Notes due 2011, the Senior Notes due 2013 and the Senior Notes due 2017 then in existence, and any Guarantees related thereto, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) of this Section 3.3;

(iv) Guarantees by (x) the Company or Subsidiary Guarantors of Indebtedness Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of this Indenture, provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Indebtedness or a Guarantor Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Securities or the Subsidiary Guarantee, as the case may be, and (y) the Company (solely with respect to Indebtedness of Foreign Subsidiaries) and Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of this Indenture;

(v) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business;

(vi) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary in the ordinary course of business;

(vii) Indebtedness (in addition to Indebtedness described in clauses (i) and (iii)) of the Company or any Restricted Subsidiary attributable to Capitalized Lease Obligations, or Incurred to finance the acquisition, construction or improvement of fixed or capital assets, or constituting Attributable Debt in respect of Sale/Leaseback

Transactions, in an aggregate principal amount at any time outstanding, since the Issue Date, together with any Refinancing Indebtedness with respect to any such Indebtedness Incurred under this clause (vii), not in excess of $75.0 million;

(viii) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition of a Restricted Subsidiary, the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition and the Incurrence of such Indebtedness pursuant to this clause (viii);

(ix) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (ix) since the Issue Date and then outstanding, together with any Refinancing Indebtedness with respect to any such Indebtedness Incurred under this clause (ix), will not in the aggregate exceed $200.0 million; and

(x) Indebtedness (in addition to Indebtedness described in clauses (i)-(ix)) in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (x) since the Issue Date and then outstanding, together with any Refinancing Indebtedness with respect to any such Indebtedness Incurred under this clause (x), will not in the aggregate exceed $75.0 million.

(b) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness unless such Indebtedness (i) will be subordinated to the Securities to at least the same extent as such Subordinated Indebtedness and (ii) will not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded.

(c) No Subsidiary Guarantor will Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Indebtedness of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Indebtedness. No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor, except to the extent that the Indebtedness of the Company so refinanced consists of the Guarantee of Indebtedness of a Non-Guarantor Restricted Subsidiary.

(d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Indebtedness; provided, however, if any such Indebtedness ceases to be Non-Recourse Indebtedness, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

(e) For purposes of determining compliance with this Section 3.3, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness on the Issue Date or on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses. The incurrence of Indebtedness represented by the Securities and the Subsidiary Guarantees issued on the Issue Date and all Indebtedness outstanding on the Issue Date under the ABL Credit Facility, the European Credit Facility and the Rabobank Term Loan shall be deemed initially Incurred on the Issue Date under clause (b)(i) of this Section 3.3.

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 3.4. Limitation on Restricted Payments. 8.1.3. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, as applicable, (including any payment in connection with any merger or consolidation involving the Company or its Restricted Subsidiaries) except: (x) dividends or distributions payable solely in Capital Stock of the Company, as applicable, (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company and (y) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and, if such Restricted Subsidiary is not directly or indirectly owned 100% by the Company, to its other common stockholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any of the Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company, (iii) purchase, repurchase, redeem, prepay interest, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness or Guarantor Subordinated Indebtedness of the Company or a Subsidiary Guarantor (other than (a) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (b)(ii) of Section 3.3, (b) the redemption, purchase, repurchase or other acquisition or retirement for value of Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness or Guarantor Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition, (c) repayments from time to time of advances outstanding under revolving credit facilities, (d) repayments of Indebtedness of Foreign Subsidiaries that is Guaranteed by the Company or (e) repayments following the occurrence of a default or event of default under an indenture or other agreement relating to Indebtedness) or (iv) make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment referred to in clauses (i) through (iv) being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result from the Restricted Payment); (2) the Company could not Incur at least an additional $1.00 of Indebtedness under paragraph (a) of Section 3.3; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to August 4, 2004 would exceed the sum of: (A) $300.0 million; (B) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) commencing on August 4, 2004 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (C) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) or other cash capital contributions subsequent to August 4, 2004 (other than (a) an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or any Restricted Subsidiary is the lender or is liable as guarantor or otherwise and (b) Net Cash Proceeds received by the Company from the issuance and sale of its Capital Stock (other than Disqualified Stock) or other cash capital contributions to the extent applied to redeem Indebtedness (including the Securities) pursuant to equity clawback provisions); (D) the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of the Company’s Qualified Stock issued to acquire Additional Assets from a third party; (E) the sum of (i) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than (a) by a Subsidiary of the Company or (b) any conversion of the Convertible Notes) subsequent to August 4, 2004, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock of the Company (other than Disqualified Stock) (less the amount of any cash or other property (other than Capital Stock) distributed by the Company upon such conversion or exchange) and (ii) the aggregate Net Cash Proceeds received by the Company (less any contingent amounts that the Company may be required to refund or return) upon the conversion or exchange (other than (a) by a Subsidiary of the Company or (b) any conversion of the Convertible Notes) subsequent to August 4, 2004 of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock); (F) the amount equal to the net reduction in Investments since August 4, 2004 in Unrestricted Subsidiaries resulting from (i) repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was treated as a Restricted Payment (and, with respect to clauses (i) and (ii), without duplication of any amounts included in Consolidated Net Income); and (G) to the extent that any Restricted Investment that was made after August 4, 2004 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the net book value of such Restricted Investment.

(a) So long as there is no Default or Event of Default continuing, the provisions of the foregoing paragraph (a) will not prohibit: any purchase, defeasance or redemption of Capital Stock, Disqualified Stock, Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness of the Company or Guarantor Subordinated Indebtedness of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, the Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to one of the Company’s Subsidiaries or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness by such plan or trust and for which the Company or any Restricted Subsidiary is the lender or is liable as a guarantor or otherwise); provided, however, that (A) such purchase, defeasance or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale of Capital Stock shall be excluded in calculations under clause (3)(B) of Section 3.4(a); (ii) (A) any purchase, defeasance or redemption of Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness of the Company, or Guarantor Subordinated Indebtedness of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company or

(B) any purchase, defeasance or redemption of Guarantor Subordinated Indebtedness of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Guarantor Subordinated Indebtedness or (C) any purchase defeasance or redemption of Junior Lien Collateral Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of Junior Lien Collateral Indebtedness of the Company or Senior Unsecured Pari Passu Indebtedness of the Company or (D) any purchase, defeasance or redemption of Junior Lien Collateral Indebtedness of a Subsidiary Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Junior Lien Collateral Indebtedness of the Company or such Subsidiary Guarantor or Senior Unsecured Pari Passu Indebtedness or Guarantor Subordinated Indebtedness of such Subsidiary Guarantor or (E) any purchase, defeasance or redemption of Senior Unsecured Pari Passu Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of Senior Unsecured Pari Passu Indebtedness of the Company or (F) any purchase, defeasance or redemption of Senior Unsecured Pari Passu Indebtedness of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of Senior Unsecured Pari Passu Indebtedness of the Company or such Subsidiary Guarantor or Guarantor Subordinated Indebtedness of such Subsidiary Guarantor that, in each case, is permitted to be Incurred pursuant to Section 3.3 and constitutes Refinancing Indebtedness; provided, however, that (A) any such Subordinated Indebtedness or Guarantor Subordinated Indebtedness is subordinated to the Securities or Subsidiary Guarantee, as the case may be, at least to the same extent as such Indebtedness so purchased or redeemed and (B) such purchase, defeasance or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments; (iii) the repurchase, redemption or other acquisition or retirement for value of Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness of the Company or Guarantor Subordinated Indebtedness of any of the Restricted Subsidiaries pursuant to a “change of control” or “asset sale” covenant set forth in the indenture or other agreement pursuant to which the same is issued and such “change of control” and “asset sale” covenants are substantially identical in all material respects to the comparable provisions included in this Indenture; provided that such repurchase, redemption or other acquisition or retirement for value shall only be permitted if all of the terms and conditions in such provisions have been complied with and such repurchases, redemptions or other acquisitions or retirements for value are made in accordance with such indenture or other agreement pursuant to which the same is issued and provided further that the Company has repurchased all Securities required to be repurchased by the Company pursuant to the terms and conditions described in Section 3.7 or 3.9, as the case may be, prior to the repurchase, redemption or other acquisition or retirement for value of such Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness or Guarantor Subordinated Indebtedness pursuant to the “change of control” or “asset sale” covenant included in such indenture; provided that such repurchase, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a) of Section 3.4; provided, however, that such dividend shall be included in subsequent calculations of the amount of Restricted Payments; (v) any repurchase of an Equity Interest deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in subsequent calculations of the amount of Restricted Payments; (vi) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”; and (vii) Permitted Employee Payments in an aggregate amount not in excess of $5.0 million since August 4, 2004; provided, however, that such payments shall be included in the calculation of Restricted Payments.

SECTION 3.5. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction; (ii) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Debt in respect of such Sale/Leaseback Transaction pursuant to Section 3.3; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities pursuant to Section 3.11; and (iv) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described in Section 3.7 (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

SECTION 3.6. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary (it being understood that the priority of Preferred Stock in receiving dividends, or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (ii) make any loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (i) or (ii) above), except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including pursuant to this Indenture, the Subsidiary Guarantees, the ABL Credit Facility, the European Credit Facility and the Rabobank Term Loan; (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted

Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing, refunding or replacement of Indebtedness Incurred pursuant to an agreement referred to in the preceding clauses (a) or (b) or this clause (c) or contained in any amendment, restatement, modification, renewal, supplement, rewriting, replacement or refinancing of an agreement referred to in the preceding clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions contained in any such agreement are no less favorable to the Holders, taken as a whole, than the original encumbrances and restrictions contained in such agreements; (d) in the case of clause (iii) of this Section 3.6, any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (3) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or the Equity Interests in the owner of such property or in any Subsidiary of the Company that owns a direct or indirect Equity Interest in such owner and (4) ordinary course provisions restricting the assignability of contracts; (e) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (f) restrictions created in connection with a Qualified Receivables Transaction that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity; (g) any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (h) any encumbrance or restriction pursuant to (x) other Indebtedness or Preferred Stock of a Non-Guarantor Restricted Subsidiary; provided that such encumbrances or restrictions will not materially affect the Company’s ability to make anticipated principal and interest payments on the Securities (as determined in good faith by the Board of Directors of the Company) or (y) other Indebtedness or Preferred Stock of a Subsidiary Guarantor, in each case permitted to be Incurred pursuant to Section 3.3; and (i) any restriction by operation of applicable law.

SECTION 3.7. Limitation on Sales of Assets. 8.1.4. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition of Collateral unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Company’s management, or if such Asset Disposition involves consideration in excess of $20.0 million, by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, (including as to the value of all non-cash consideration), of the Collateral subject to such Asset

Disposition; (ii) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and 100% of the Net Available Cash from Asset Dispositions relating to Non-ABL Collateral is deposited directly into the Collateral Accounts; and (iii) the remaining consideration from such Asset Disposition that is not in the form of cash or Cash Equivalents is thereupon with its acquisition pledged as Non-ABL Collateral to secure the Securities, in the case of an Asset Disposition of Non-ABL Collateral, or as ABL Collateral, in the case of an Asset Disposition of ABL Collateral.

Any Net Available Cash deposited into the Collateral Accounts from any Asset Dispositions of Non-ABL Collateral or Recovery Events (as described below) may be withdrawn by the Company to be invested by the Company in Additional Assets within 360 days of the date of such Asset Disposition or Recovery Event, which Additional Assets are thereupon with their acquisition added to the Collateral securing the Securities.

All of the Net Available Cash received by the Company or such Restricted Subsidiary, as the case may be, from any Recovery Event shall be deposited directly into the Collateral Accounts and may be withdrawn by the Company or such Restricted Subsidiary to be invested in Additional Assets (which may include performance of a restoration of the affected Collateral) in accordance with the preceding paragraph within 360 days of the date of such Recovery Event.

Any Net Available Cash from Asset Dispositions of Collateral or Recovery Events that are not applied or invested as provided in this subsection (a) or in accordance with the Collateral Documents will be deemed to constitute “Excess Collateral Proceeds.” On or before the 361st day after an Asset Disposition or Recovery Event pursuant to this subsection (a), if the aggregate amount of Excess Collateral Proceeds exceeds $5.0 million, the Company will be required to make an offer (“Collateral Disposition Offer”) to all Holders and to the lenders under the Rabobank Term Loan to purchase the maximum principal amount of the Securities and Rabobank Term Loan (on a pro rata basis) to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Rabobank Term Loan, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture in integral multiples of $1,000; provided, however, that to the extent the Excess Collateral Proceeds relate to Asset Dispositions of ABL Collateral, the Company may, prior to making a Collateral Disposition Offer, make a prepayment with respect to the maximum principal amount of Indebtedness that is secured by such Collateral on a first-priority basis that may be prepaid out of such Excess Collateral Proceeds, at a price in cash in an amount equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest to the date of prepayment, with any Excess Collateral Proceeds not used to prepay such Indebtedness offered to Holders and to the lenders under the Rabobank Term Loan in accordance with this Section. To the extent that the aggregate amount of Securities and Rabobank Term Loan so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds (after giving effect to the prepayment of Indebtedness secured on a first-priority basis in the case of an Asset Disposition of ABL Collateral), the

Company may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders and Rabobank Term Loans surrendered by lenders under the Rabobank Term Loan requesting prepayment exceeds the amount of Excess Collateral Proceeds, the Securities and Rabobank Term Loan to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Rabobank Term Loan. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition (other than Asset Dispositions of Collateral which shall be treated in the manner set forth in paragraph (a)) unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition) (as determined in good faith by the Company’s management, or if such Asset Disposition involves consideration in excess of $20.0 million, by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) of the assets subject to such Asset Disposition; (ii) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (except such requirement of cash or Cash Equivalents shall not apply to any property, plant, equipment or other facility closed and designated as unused, idle or obsolete by either Senior Management or by resolution of the Board of Directors, and in either case set forth in an Officers’ Certificate delivered to the Trustee); and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows (it being understood that actions under clause (B) may occur prior to actions under clause (A)): (A) to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Stock, Subordinated Indebtedness and Guarantor Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto) within 365 days after the date of such Asset Disposition; (B) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition; provided, that, at the option of the Company, to the extent that the Company or such Restricted Subsidiary has (x) at or before the consummation of an acquisition of Additional Assets, announced its intention to make an Asset Disposition in connection with such acquisition (an “Announced Asset Disposition”) and (y) consummated such acquisition of Additional Assets during the period six months prior to the consummation of the Announced Asset Disposition, then the Company or such Restricted Subsidiary may deem the Net Available Cash from such Announced Asset Disposition to be reinvested for purposes of determining compliance with this clause (B) to the extent of the investment in such Additional Assets; (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Securities and Pari Passu Indebtedness (including, without limitation, the Senior Notes due 2009, the Senior Notes due 2011, the Senior Notes due 2013, the Senior Notes due 2017 and the Rabobank Term Loan) with similar asset sale provisions, pro rata at 100% of the tendered principal amount thereof (or 100% of the accreted value of such other Pari Passu Indebtedness so tendered, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, thereon to the purchase date and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any corporate purpose; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph (b) of this covenant, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with paragraph (b) of this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not yet applied in accordance with this Section 3.7 exceeds $10.0 million.

(b) In the case of the second paragraph of paragraph (a) or clause (b)(iii)(B) above, a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that (A) such Net Available Cash is applied to acquire Additional Assets within 540 days of the Asset Disposition and (B) in the event such binding commitment is later canceled or terminated for any reason before such Net Available Cash is so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Available Cash by entering into another binding commitment within 90 days of such cancellation or termination of the prior binding commitment or termination of the prior binding commitment and applying the Net Available Cash within 180 days of such subsequent binding commitment; provided further that the Company or such Restricted Subsidiary may only enter into such a commitment under the foregoing provision one time with respect to each Asset Disposition.

(c) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (b)(iii)(C) above, the Company will be required to apply such Excess Proceeds (as defined below) to the repayment of the Securities and any other Pari Passu Indebtedness (including, without limitation, the Senior Notes due 2009, the Senior Notes due 2011, the Senior Notes due 2013 and the Senior Notes due 2017) outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition as follows: (A) the Company will make an offer to purchase (an “Offer”) within ten days of such time from all Holders in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem such Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount equal to the excess of the Excess Proceeds over the Note Amount at a purchase price of 100% of their principal amount plus accrued and unpaid interest (or 100% of the accreted value of such Pari Passu Indebtedness, if such Pari Passu Indebtedness was offered at a discount) to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture with respect to the Offer and in the documentation governing such Pari Passu Indebtedness with respect to the Pari Passu Offer. If the aggregate purchase price of the Securities and Pari Passu Indebtedness tendered pursuant to the Offer and Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Company for use in accordance with clause (b)(iii)(D) above. The Company shall not be required to make an Offer for Securities pursuant to Section 3.7 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (b)(iii)(A) and (b)(iii)(B) above) (“Excess Proceeds”) is less than $10.0 million (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(d) The Collateral Disposition Offer or Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Disposition Offer Period”). No later than five Business Days after the termination of the Disposition Offer Period (the “Disposition Purchase Date”), the Company will purchase the principal amount of Securities (and other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.7(a)) and Pari Passu Indebtedness required to be purchased pursuant to this Section 3.7 (the “Disposition Offer Amount”) or, if less than the Disposition Offer Amount has been so validly tendered, all Securities (and other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.7(a)) and Pari Passu Indebtedness, if applicable, validly tendered in response to the Collateral Disposition Offer or Asset Disposition Offer, as applicable.

Upon the commencement of a Collateral Disposition Offer or Asset Disposition Offer, as applicable, the Company will send, by first class mail, a notice to the Trustee and each of the Holders of the Securities. The notice will contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Collateral Disposition Offer or Asset Disposition Offer, as applicable. The notice, which will govern the terms of the Collateral Disposition Offer or Asset Disposition Offer, as applicable, will state:

(i) that the Collateral Disposition Offer or Asset Disposition Offer is being made pursuant to this Section 3.7 and the length of time the Collateral Disposition Offer or Asset Disposition Offer will remain open;

(ii) the Disposition Offer Amount, the purchase price and the Disposition Purchase Date;

(iii) that any Security not tendered or accepted for payment will continue to accrue interest;

(iv) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Collateral Disposition Offer or Asset Disposition Offer will cease to accrue interest after the Disposition Purchase Date;

(v) that Holders electing to have a Security purchased pursuant to a Collateral Disposition Offer or Asset Disposition Offer, as applicable, may elect to have Securities purchased in denominations of $2,000 or integral multiples of $1,000 in excess thereof only;

(vi) that Holders electing to have a Security purchased pursuant to any Collateral Disposition Offer or Asset Disposition Offer, as applicable, will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” attached to the Security completed, or transfer its interest in such Security by book-entry transfer, to the Company or a Paying Agent at the address specified in the notice at least three Business Days before the Disposition Purchase Date;

(vii) that Holders will be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Disposition Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(viii) that, if the aggregate principal amount of Securities, Rabobank Term Loans and, if applicable, other Pari Passu Indebtedness surrendered by the holders thereof exceeds the Disposition Offer Amount, the Company will select the Securities, Rabobank Term Loans and, if applicable, other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities, Rabobank Term Loans and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(ix) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer) but no less than an aggregate principal amount of $2,000.

If the Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on such Disposition Purchase Date to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Collateral Disposition Offer or Asset Disposition Offer.

On or before the Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Disposition Offer Amount of Securities (and Rabobank Term Loans, and other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.7(a)) and Pari Passu Indebtedness or portions of Securities (and Rabobank Term Loans, and other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.7(a)) and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Collateral Disposition Offer or Asset Disposition Offer, or if less than the Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities (and Rabobank Term Loans, and other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.7(a)) and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.7 and, in addition, the Company will deliver all certificates and notes and loans required, if any, by the agreements governing the other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.7(a) and the terms of the Rabobank Term Loans and other the Pari Passu Indebtedness. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of the Rabobank Term Loans or such other Indebtedness or Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Securities, the Rabobank Term Loans or such other Indebtedness or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.7(a) and the terms of the Rabobank Term Loans and other Pari Passu Indebtedness. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Collateral Disposition Offer or Asset Disposition Offer, as applicable, on the Disposition Purchase Date.

(e) For the purposes of this Section 3.7, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock, Subordinated Indebtedness, Junior Lien Collateral Indebtedness or Senior Unsecured Pari Passu Indebtedness) or Indebtedness of any Restricted Subsidiary (other than Guarantor Subordinated Indebtedness, Disqualified Stock, Junior Lien Collateral Indebtedness or Senior Unsecured Pari Passu Indebtedness of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 30 days by the Company or such

Restricted Subsidiary into cash and (z) any Designated Non-Cash Consideration received by the Company or any of the Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value (as determined in good faith by management of the Company, or if such Asset Disposition involves consideration in excess of $20.0 million, by a resolution of the Board of Directors), taken together with all other Designated Non-Cash Consideration pursuant to this clause (z) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value). Upon the completion of the application of the Net Available Cash from any Asset Disposition pursuant to paragraph (b) above, the amount of Net Available Cash attributable to such Asset Disposition shall be deemed to be zero.

(f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached obligations of the Company described under this Indenture by virtue thereof.

SECTION 3.8. Limitation on Transactions with Affiliates. 8.1.5. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or assets or the rendering of any service or the making of any Investment) with any Affiliate of the Company (an “Affiliate Transaction”) on terms: (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, are not in writing and have not been approved or negotiated and entered into on behalf of the Company or such Restricted Subsidiary by Senior Management acting pursuant to authorizing resolutions adopted by a majority of the members of the Board of Directors or by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (i) above). In addition, any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $20.0 million will also require an opinion from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not an Affiliate or (ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

(a) The provisions of Section 3.8(a) shall not prohibit (i) any Restricted Payment or Permitted Investment permitted to be paid pursuant to Section 3.4, (ii) the performance of the Company’s or its Restricted Subsidiary’s obligations under any collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of reasonable fees and compensation to employees, officers or directors as determined in good faith by the Board of Directors or Senior Management (including indemnification to the fullest extent permitted by applicable law, directors’ and officers’ insurance and similar arrangements, employment contracts, non-competition and confidentiality agreements and similar instruments or payments) and entered into in the ordinary course of business, (iv) maintenance in the ordinary course of business of reasonable benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, SERPs, split-dollar life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans as determined in good faith by the Board of Directors or Senior Management, (v) any transaction between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries, (vi) transactions effected as part of a Qualified Receivables Transaction, (vii) any issuance by the Company of Capital Stock (other than Disqualified Stock) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans to the extent reasonable, as determined in good faith by the Board of Directors in the ordinary course of business, and loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries consistent with past practices, (viii) transactions with customers, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or the Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated third party, in the reasonable determination of the Board of Directors of the Company or Senior Management, (ix) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors of the Company or Senior Management, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and (x) any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect).

SECTION 3.9. Change of Control. 8.1.6. Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) provided, however, that the Company shall not be obligated to repurchase the Securities pursuant to this Section 3.9 to the extent that the Company has exercised its right to redeem Securities pursuant to the terms of Section 5.1.

(a) In the event that at the time of such Change of Control the terms of any Indebtedness restrict or prohibit the repurchase of Securities pursuant to Section 3.9(a), then prior to the mailing of the notice to Holders provided for in Section 3.9(c) but in any event within 30 days following any Change of Control, the Company shall either (i) repay in full all such Indebtedness or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Indebtedness to permit the repurchase of the Securities as provided for in Section 3.9(c). The Company will first comply with the preceding sentence of this Section 3.9(b) before the Company will be required to make the Change of Control Offer or to purchase the Securities pursuant to this Section 3.9; provided, that compliance with this clause (b) will not extend the time periods set forth in Section 3.9(c) for the Company to make an offer to repurchase the Securities in connection with a Change of Control.

(b) Subject to the provisions of Section 3.9(b), within 30 days following any Change of Control, the Company shall mail a notice (the “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(4) that any Security not tendered will continue to accrue interest pursuant to its terms;

(5) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; and

(6) the instructions determined by the Company, consistent with this Section 3.9, that a Holder must follow in order to have its Securities purchased or to cancel a previous order of purchase.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such

Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased.

(d) On or before the Change of Control Payment Date, the Company must: (i) accept for payment Securities or portions of Securities tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions of the Securities so accepted and (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions of the Securities so accepted together with an Officers’ Certificate specifying the Securities or portions of the Securities accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be paid to Holders who tender pursuant to the Change of Control Offer.

(g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 3.10. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company (i) will not, and will not permit any Restricted Subsidiary to, transfer, convey, lease, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary to any Person (other than to the Company or a Wholly-Owned Subsidiary), and (ii) will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (other than directors’ qualifying shares) to any Person (other than to the Company or a Wholly-Owned Subsidiary); provided, however, that (x) the Company is permitted to sell all the Capital Stock of a Restricted Subsidiary as long as the Company is in compliance with the terms of Section 3.7 and (y) the Company is permitted to sell less than all of the Capital Stock of a Restricted Subsidiary if (A) immediately after giving effect to such sale such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer constitute a Restricted Subsidiary then the Investment in such Person remaining after giving effect to such sale would have been permitted to be made under Section 3.4 if made on the date of such issuance or sale and (B) the Company is in compliance with the terms of Section 3.7. In the case of clause (x), such Restricted Subsidiary, if a Subsidiary Guarantor, will be automatically released from all its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents and the Intercreditor Agreement, and the Liens (if any) on the Collateral pledged by such Subsidiary Guarantor pursuant to the Collateral Documents shall be released with respect to the Securities if all the obligations of such Subsidiary Guarantor under its Guarantee under all other Debt Facilities, the Rabobank Term Loan and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such sale.

SECTION 3.11. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or such Restricted Subsidiary, including any Guarantee of such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 3.12. Future Guarantors.

(a) The Company will cause each Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee, in the form of a supplemental indenture substantially in the form of Exhibit B hereto, pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Securities on a senior secured basis and all other obligations under this Indenture. Notwithstanding the foregoing, in the event (i) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of (1) the ABL Credit Facility and (2) all other Indebtedness of the Company and its Restricted Subsidiaries, and (ii) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 3.3 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 3.3(b) then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged.

(b) The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the ABL Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(c) Each Subsidiary Guarantee shall be released in accordance with Article X.

(d) Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the Collateral Documents and the Intercreditor Agreement and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the First Priority Collateral and the Second Priority Collateral) and certificates and opinions of counsel ( to the extent, and substantially in the form, delivered on the Issue Date (but no greater scope)) as may be necessary to vest in the Collateral Agent a perfected first or second priority security interest, as the case may be, (subject to Permitted Liens) upon all its properties and assets (other than Excluded Property) as security for the Securities or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the Collateral as required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such first or second priority security interest, as the case may be, in any such property or asset requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent for the benefit of the Collateral Agent on behalf of the Holders; provided, further, however, that if after the use of commercially reasonable efforts, such third party does not consent, to the first or second priority security interest on an asset or property that would constitute an immaterial portion of the Collateral, the Subsidiary Guarantor will not be required to provide such security interest.

SECTION 3.13. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 3.14. Effectiveness of Covenants. The covenants described under Sections 3.2, 3.3, 3.4, 3.6, 3.7, 3.8, 3.10, 3.12 and 3.13 will no longer be in effect upon the Company’s reaching Investment Grade Status.

SECTION 3.15. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee, which initially shall be located at U.S. Bank National Association 1349 West Peachtree St. NW, Suite 1050, Atlanta, Georgia 30309 (the “Corporate Trust Office”) shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.16. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal (or premium, if any) or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 3.17. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 3.18. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 3.19. Maintenance of Properties. The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

SECTION 3.20. Insurance. To the extent available at commercially reasonable rates, the Company will maintain, and will cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size in their country of organization, including professional and general liability, property and casualty loss, workers’ compensation and interruption of business insurance. In the event the Company determines that insurance satisfying the first sentence of this Section 3.20 is not available at commercially reasonable rates, it shall provide an Officers’ Certificate to such effect to the Trustee and the Trustee may conclusively rely on the determinations set forth therein.

SECTION 3.21. Compliance with Laws. The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 3.22. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the then current Fiscal Year be changed to end on any date other than on the date as herein defined.

SECTION 3.23. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.24. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default, its status and the actions which the Company is taking or proposes to take with respect thereto.

ARTICLE IV

Successor Company and Successor Guarantor

SECTION 4.1. When Company May Merge or Otherwise Dispose of Assets.

(a) The Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any Person nor permit any Person to merge with or into the Company, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(ii) immediately before and after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of Section 3.3;

(iv) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities and its obligations under the Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(v) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Collateral Documents, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all of its assets will not be released from the obligation to pay the principal of and interest on the Securities. Solely for the purpose of computing amounts described in clause (3)(B), (C) and (E) of Section 3.4(a), the Successor Company shall only be deemed to have succeeded and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

(c) Notwithstanding the foregoing clauses (ii) and (iii) of Section 4.1(a) and clause (ii) of Section 4.2: (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate incorporated exclusively for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

SECTION 4.2. When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets. The Company will not permit any Subsidiary Guarantor to, in a single transaction or series of related transactions, consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any Person nor permit any Person to merge with or into such Subsidiary Guarantor, unless the transaction is made in compliance with Sections 3.7 and 3.10, or:

(i) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Guarantor (if not the Subsidiary Guarantor) will expressly assume in writing all the obligations of such Subsidiary Guarantor under such Subsidiary Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(ii) immediately before and after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii) each other Subsidiary Guarantor shall have delivered a written instrument in form and substance satisfactory to the Trustee confirming its Subsidiary Guarantee in respect of this Indenture and the Securities and its obligations under the Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such assumption of the Subsidiary Guarantee, if applicable, comply with this Indenture.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of such Subsidiary Guarantor, which properties and assets if held by such Subsidiary Guarantor instead of its Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Subsidiary Guarantor.

ARTICLE V

Redemption of Securities

SECTION 5.1. Optional Redemption. (a) Prior to July 15, 2012, the Company may, upon not less than 30 nor more than 60 days’ notice, on any one or more occasions redeem up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(i) at least 65% of the original principal amount of the Securities (exclusive of Additional Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 60 days after the closing of such Public Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

At any time prior to the Maturity Date of the Securities, the Securities may be redeemed or purchased by the Company, in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of such redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction or one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.

SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 12.1 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

(c) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

(d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

(f) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(g) the name and address of the Paying Agent,

(h) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(i) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

(j) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 5.6. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.15 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default.

An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise;

(3) the Company or any Subsidiary Guarantor fails to comply with Article IV;

(4) the Company or any Restricted Subsidiary fails to comply with Section 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12 or 3.13 (in each case other than a failure to repurchase Securities when required pursuant to Section 3.7 or 3.9, which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

(5) the Company or any Subsidiary Guarantor defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1), (2), (3) or (4) above), the Collateral Documents and the Intercreditor Agreement and such default continues for a period of 60 days after the notice specified below;

(6) the failure by any Subsidiary Guarantor that is a Significant Subsidiary (if any) to comply with its obligations under any Subsidiary Guarantee, Collateral Document or Intercreditor Agreement to which such Subsidiary Guarantor is a party, after any applicable grace period;

(7) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof if the total amount of such unpaid or accelerated Indebtedness exceeds $25.0 million or its foreign currency equivalent at the time;

(8) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(10) any judgment or decree for the payment of money in excess of $25.0 million or its foreign currency equivalent at the time in the aggregate for all such final judgments or orders against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged within ten days or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived, stayed or bonded;

(11) the failure of any Subsidiary Guarantee or Collateral Document entered into by a Subsidiary Guarantor (if any) which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any such Subsidiary Guarantor of its obligations under any Subsidiary Guarantee or Collateral Document if such Default continues for 30 days; and

(12) with respect to any Collateral having a fair market value in excess of $25.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such Default continues for 60 days, (B) the declaration that the security interest with respect to such Collateral created under the Collateral Documents or under this Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Notwithstanding the foregoing, a Default under clause (4), (5) or (12)(A) or (B) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clauses (1), (2), (3), (4), (5), (6), (7), (10) or (11) of this Section 6.1.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) with respect to the Company or a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal, premium and interest shall, subject to Section 9.4, be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1(7) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(7) shall be remedied or cured by the Company and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 6.1(8) or (9) with respect to the Company or a Significant Subsidiary occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee and the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements, or, subject to Sections 7.1 and 7.2, that the Trustee or the Collateral

Agent determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or the Collateral Agent in personal liability; provided, however, that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee or the Collateral Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.

SECTION 6.10. Priorities. (a) With respect to the First Priority Collateral, the Trustee shall pay out any money or property received by it from the Collateral Agent, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreements (including any money or property deposited into the Non-ABL Collateral Account in connection therewith) or otherwise, in the following order:

First: to the Trustee for amounts due to it under Section 7.6 and to the Collateral Agent for fees and expenses incurred under the Collateral Documents or the Intercreditor Agreements;

Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company or, to the extent the Trustee receives any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor; and

(b) With respect to the Second Priority Collateral, the Trustee shall pay out any money or property received by it from the Collateral Agent, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreements (including any money or property deposited into the ABL Collateral Account in connection therewith) or otherwise, in the following order:

First: to the Trustee for amounts due to it under Section 7.6 and to the Collateral Agent for fees and expenses incurred under the Collateral Documents or the Intercreditor Agreements;

Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company or, to the extent the Trustee receives any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor;

provided, however, that the payments set forth above shall with respect to the Second Priority Collateral be made only after the satisfaction and discharge in full of the security interest and lien of the administrative agent under the ABL Credit Facility pursuant to the ABL Credit Facility and related documents.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee. 8.1.7. If an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee and the Collateral Agent will be under no obligation to exercise any of the rights or powers under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements at the request or direction of any of the Holders unless such Holders have offered the Trustee or the Collateral Agent reasonable indemnity or security against loss, liability or expense.

(a) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(c) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(d) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) No provision of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i), during any period it is serving as Registrar and Paying Agent for the Securities, any Event of Default occurring pursuant to Section 6.1(1) and 6.1(2), or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements or the Securities, it shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers and/or a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Collateral Agent, the Trustee in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Collateral Agent and the Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent and the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Collateral Agent and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent and the Trustee through their own wilful misconduct, negligence or bad faith, subject to the exceptions contained in Section 7.1(c) hereof.

To secure the Company’s payment obligations in this Section, the Collateral Agent and the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The right of the Collateral Agent and the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Company.

The Company’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.9;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent filed annual report of condition.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (ii) all outstanding Securities not theretofore delivered for cancellation have become due and payable whether at maturity or upon redemption pursuant to Article V hereof and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity and the Company has delivered irrevocable instructions to the Trustee under this

Indenture to apply the deposited money toward the payment of such Securities at maturity, and the Company or any Subsidiary Guarantor pays all other sums payable under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements by the Company or any Subsidiary Guarantor, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture and release of all Liens on the Collateral with respect to the Securities on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b) Subject to Sections 8.1(c) and 8.2, the Company at its option and at any time may terminate (i) all the obligations of the Company and any Subsidiary Guarantor under the Securities, this Indenture, the Collateral Documents and the Intercreditor Agreements, and cause the release of all Liens on the Collateral granted under the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Company and any Subsidiary Guarantor under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 4.1(a)(iii), 4.1(a)(v) and 4.2(iv) and the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(3) and 6.1(4) (“covenant defeasance option”), but except as specified above, the remainder of this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreements shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time shall terminate and the Liens on Collateral shall terminate and shall be released with respect to the Securities.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(6), 6.1(7), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9) (but only with respect to a Significant Subsidiary), 6.1(10), 6.1(11) or 6.1(12) or because of the failure of the Company to comply with Sections 4.1(a)(iii), 4.1(a)(v) and 4.2(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 6.7, 6.8, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 6.7, 8.4 and 8.5 shall survive.

SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof the principal of and interest (without reinvestment) on which will be sufficient, or a combination thereof sufficient, for the payment of principal of and interest on the Securities to maturity;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence);

(4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreements or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ right generally;

(6) the deposit does not constitute a default under any other agreement binding on the Company;

(7) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(8) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(9) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(10) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.4. Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with (i) Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreements and (ii) Article X in respect of the assumption by a Person of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreements;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities, to secure the Securities or to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(5) to pledge or grant a security interest in favor of the Collateral Agent as additional security for the payment and performance of the Company’s and Subsidiary Guarantors’ obligations with respect to the Securities and the Subsidiary Guarantees thereof, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted, to the Collateral Agent pursuant to the Collateral Documents or otherwise;

(6) to release Liens in favor of the Collateral Agent in the Collateral as provided under Section 11.6;

(7) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; and

(8) to make any change that does not adversely affect the rights of any Holder.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.2. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to clause (a)(vi) of Section 11.6, any past default or compliance with the provisions of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreements may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment may not:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with Section 3.7, 3.9 or Article V;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) release any Subsidiary Guarantor, if any, from any of its obligations under its Subsidiary Guarantee or this Indenture, except in compliance with the terms thereof;

(8) modify the Subsidiary Guarantees in any manner, taken as a whole, materially adverse to the Holders;

(9) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreements;

(10) modify the Intercreditor Agreements in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreements; and

(11) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.3. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 9.4. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.5. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE X

Subsidiary Guarantee

SECTION 10.1. Subsidiary Guarantee.

Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6), the Collateral Documents and the Intercreditor Agreements (all the foregoing being hereinafter collectively called the “Obligations”). Each Subsidiary Guarantor agrees that the Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinated to the Obligations, in which case the Obligations will rank senior in right of payment to such other Indebtedness. Each Subsidiary Guarantor further agrees (to the extent lawful) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives (to the extent lawful) notice of any default under the Securities or the Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

Except as set forth in Section 4.2, Section 10.2 and Article VIII, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor or otherwise in compliance with Section 4.2, Section 10.2 and Article VIII. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Securities to reflect any Subsidiary Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Subsidiary Guarantee.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under all Debt Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor will be automatically and unconditionally released from all its obligations under this Indenture and its Subsidiary Guarantee, the Collateral Documents to

which it is a party and the Intercreditor Agreements, such Subsidiary Guarantee will terminate and the Liens, if any, on the Collateral pledged by such Subsidiary Guarantor pursuant to the Collateral Documents shall be released with respect to the Securities if (x) the sale or other disposition is in compliance with this Indenture, including Section 3.7 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time), Section 3.10 and Section 4.2 and (y) all the obligations of such Subsidiary Guarantor under all Debt Facilities and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

(c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreements, and such Subsidiary Guarantee will terminate, upon the legal defeasance of the Securities or upon satisfaction and discharge of this Indenture, in each case pursuant to the provisions of Article VIII hereof.

(d) In the event that a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of the ABL Credit Facility and all other Indebtedness of the Company and its Restricted Subsidiaries and such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 3.3 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 3.3(b) then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged from its obligations under its Subsidiary Guarantee (subject to the future application of Section 3.12).

(e) Each Subsidiary Guarantor will be released from its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreements if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

ARTICLE XI

Collateral and Security

SECTION 11.1. The Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Securities and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Securities and the Subsidiary Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.6 and Section 8.6 herein, and the Securities and the Subsidiary Guarantees thereof and the Collateral Documents, shall be secured by (i) first-priority Liens and security interests and (ii) second-priority Liens and security interests, in each case subject to Permitted Liens, as provided in the Collateral Documents which the Company and the Subsidiary Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Agreements.

(b) The Company and the Subsidiary Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee (and to the extent set forth in the Collateral Documents and the Intercreditor Agreements, the lenders under the Rabobank Term Loan), in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreements and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents and the Intercreditor Agreements.

(c) Each Holder, by its acceptance of any Securities and the Subsidiary Guarantees thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents and the Intercreditor Agreements in accordance therewith.

(d) The Trustee and each Holder, by accepting the Securities and the Subsidiary Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreements, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee (and to the extent set forth in the Collateral Documents and the Intercreditor Agreements, the lenders under the ABL Credit Facility and the Rabobank Term Loan), and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreements and actions that may be taken thereunder.

SECTION 11.2. Further Assurances.

(a) The Company will, and will cause each Subsidiary Guarantor to, at their sole expense, do or cause to be done all acts and things which may be reasonably necessary, if requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders of the Securities and the Subsidiary Guarantees thereof and the Trustee, duly created, enforceable and perfected first or second priority Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent required by this Indenture, the Collateral Documents and the Intercreditor Agreements.

(b) As necessary, or upon request of the Collateral Agent or the Trustee, the Company and the Subsidiary Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the Collateral Agent or the Trustee may reasonably request, to assure, perfect, transfer and confirm the property and rights conveyed by the Collateral Documents, including with respect to after acquired Collateral, to the extent required thereunder. If the Company or such Subsidiary fails to do so, the Trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreements, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents and the Intercreditor Agreements, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Trustee will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

SECTION 11.3. Impairment of Security Interest. Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral, other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements. The Company shall, and shall cause each Subsidiary Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

SECTION 11.4. After-Acquired Property. Subject to Permitted Liens and the terms of the Collateral Documents, upon the acquisition by the Company or any Subsidiary Guarantor after the Issue Date of (1) any material assets, including, but not limited to, any after-acquired real property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Non-ABL Collateral or ABL Collateral, as applicable, or (2) any material Additional Assets out of the Net Cash Proceeds from any issuance of Additional Notes or in compliance with Section 3.7 (in each case, other than with respect to any Excluded Properties or assets constituting Collateral under the Pledge and Security Agreement that automatically become subject to a Lien in favor of the Collateral Agent pursuant to the Pledge and Security Agreement upon acquisition thereof), the Company or such Subsidiary Guarantor shall execute and deliver (including, without limitation), (i) with regard to any real property (other than Excluded Property) that is a hog farm with a Gross PPE of $3.0 million or more or any other type of real property, including any processing plant, with a fair market value of $10.0 million or more, the items described under Section 11.5(a) within 60 days of the date of acquisition, and (ii) to the extent required by the Collateral Documents, any information, documentation or other certificates (including, without limitation) as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property (other than Excluded Property) and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Securities, the Pledge and Security Agreement, the Collateral Documents and the Intercreditor Agreements relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

SECTION 11.5. Real Estate Mortgages and Filings. (a) With respect to the applicable Premises:

(i) the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Subsidiary Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith, provided that in jurisdictions that impose mortgage recording taxes, such Mortgage shall not secure indebtedness in an amount exceeding 100% of the fair market value of the Premises, as reasonably determined in good faith by the Company) as may be necessary to create a valid, perfected first-priority Lien, subject to Permitted Liens, against the Premises purported to be covered thereby and, to the extent requested by the Trustee or the Collateral Agent, proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdictions in which the Premises are located, in order to create in favor of the Collateral Agent, for the benefit of all of the Holders and the Trustee (and to the extent set forth in the Collateral Documents and the Intercreditor Agreements, the lenders under the Rabobank Term Loan), a perfected first priority lien and security interest in the fixtures constituting First Priority Collateral and a perfected second priority lien and security interest in the fixtures constituting Second Priority Collateral, which is conveyed by the Mortgages and which can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be filed, registered or recorded, or delivered for filing, as follows: (1) with respect to each of the Premises constituting processing plants, within 150 days of the Issue Date (2) with respect to Premises which constitute hog farms (“Farm Premises”) with an aggregate value of gross property, plant and equipment before depreciation (as reflected in the Company’s financial records, “Gross PPE”) equal to at least 75% of the total Gross PPE of all of the Farm Premises as of May 3, 2009, within 150 days of the Issue Date, and (3) with respect to the remaining Farm Premises, within 320 days of the Issue Date;

(ii) the Collateral Agent shall have received an ALTA policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance), which shall (A) be in an aggregate amount equal to the principal amount of the Securities (to be proportionally allocated among the Premises for which title insurance is required hereunder); (B) be issued at ordinary rates; (C) insure or commit to insure that the Mortgages insured thereby create valid and enforceable first priority liens and security interests in the real properties described therein, free and clear of all defects and encumbrances, except for the Permitted Liens; (D) name the Collateral Agent for the benefit of all of the Holders and the Trustee (and to the extent set forth in the Collateral Documents and the Intercreditor Agreements, the lenders under the Rabobank Term Loan) as the insured thereunder; (E) be in the form of ALTA Loan Policy – 2006 (or equivalent policies); (F) contain such affirmative coverage as are customary in a transaction of this type and the following endorsements, to the extent available in a particular jurisdiction and applicable to the particular real property: Variable Rate; Environmental Protection Lien; Restrictions, Encroachments, Minerals; Future Advance – Priority; Future Advance – Letter of Credit; Access and Entry; Multiple Tax Parcel; Contiguity; First Loss – Multiple Parcels Transaction; Doing Business; Revolving Credit; Usury; Waiver of Arbitration; Address; Mortgage Recording Tax; Pro Tanto; (which endorsement shall provide, among other things, that (i) notwithstanding that the amount of the title insurance policy in favor of the Collateral Agent that covers the applicable Premises and the amount of the title insurance policy provided pursuant to ABL Credit Facility covering the same Premises shall each be equal to the amount allocated to such Premises pursuant to clause (A) above, the aggregate amount of title insurance available under both such title insurance policies shall be equal to the amount allocated to such Premises pursuant to clause (A) above, and (ii) payment under either of the foregoing title policies shall reduce the aggregate amount available under both such title insurance policies); Tie In/Cluster; Riparian Rights; Survey (subject to clause (iii) below, not required for Farm Premises); and Zoning (not required for Farm Premises, and with respect to other Premises, required to the extent the same can be obtained based upon (i) either the existing survey or any new survey done with respect to such Premises and/or a Property Information Report performed by Bock & Clark) ; and (G) be issued by title companies satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent) (the “Title Company”), as follows: (1) with respect to each of the Premises constituting processing plants, within 150 days of the Issue Date, (2) with respect to Farm Premises with a Gross PPE equal to at least 75% of the total Gross PPE of all of the Farm Premises, within 150 days of the Issue Date, and (3) with respect to the remaining Farm Premises, within 320 days of the Issue Date; provided that with respect to any Farm Premises with such notation as title insurance shall not be required in Schedule I hereto, the Company and the Subsidiary Guarantors shall only be required to deliver a title report. The Collateral Agent shall receive evidence that all premiums in respect of title policies or commitments, title search reports, all charges for mortgage recording tax and all related expenses, if any, have been paid;

(iii) the Company shall, or shall cause its Subsidiary Guarantors to, deliver to the Collateral Agent, prior to or at the same time as delivery of the title policies or commitments or title search reports referred to in clause (ii) above, a copy of all recorded documents referred to, or listed as exceptions to title in such title policies and a copy of all other material documents affecting the Premises;

(iv) the Company shall, or shall cause its Subsidiary Guarantors to, deliver to the Collateral Agent, with respect to each of the Premises, (i) an ALTA survey prepared and certified to the Collateral Agent by a qualified surveyor or (ii) an existing survey if one exists on the Issue Date, with no change affidavit only if the Title Company agrees to remove general survey exceptions and issue comprehensive, address, survey and access endorsements on the title policy delivered pursuant to clause (ii) above, or in the alternative with respect to the Farm Premises, an existing survey if one exists on the Issue Date, or copies of plats, mapping data and information or property reports which shall provide reasonable evidence that the hog farms and all related improvements are located on the land owned by the Company or the Subsidiary Guarantors, with commercially reasonable efforts to obtain survey endorsements with respect to the title insurance policies on such Farm Premises (to the extent title insurance is required), as follows: (i) with respect to each of the Premises constituting processing plants, within 150 days of the Issue Date, (ii) with respect to Farm Premises with an aggregate value of Gross PPE equal to at least 75% of the total Gross PPE of all of the Farm Premises, within 150 days of the Issue Date, and (iii) with respect to the remaining Farm Premises, within 320 days of the Issue Date, and

(v) the Company shall, or shall cause its Subsidiary Guarantors to, deliver to the Collateral Agent, with respect to each of the Premises, an opinion of counsel in the state in which the Premises are located, and an opinion of counsel in the jurisdiction of incorporation or organization of each Subsidiary Guarantor entering into a Mortgage, in form and substance, and from counsel, reasonably satisfactory to the Trustee and the Collateral Agent, and zoning reports, such other information, documentation, instruments, certifications and agreements, as are customary in a transaction of this type, as may be reasonably required by the Representative, as follows: (1) with respect to each of the Premises constituting processing plants, within 150 days of the Issue Date, (2) with respect to Farm Premises with an aggregate value of Gross PPE equal to at least 75% of the total Gross PPE of all of the Farm Premises, within 150 days of the Issue Date, and (3) with respect to the remaining Farm Premises, within 320 days of the Issue Date.

(b) Notwithstanding anything to the contrary in subsection (a) above, in the event the Company and the Subsidiary Guarantors cannot, with respect to any Farm Premises owned on the Issue Date (“Removed Farm Premises”) satisfy the delivery requirements as provided in clauses (i) through (v) under subsection (a) above after using commercially reasonable efforts to do so, they shall not be deemed to be in default of their obligations under such clauses if, within the time periods required above, the Company and the Subsidiary Guarantors deliver the items described in clauses (i) through (v) under subsection (a) above with respect to one or more substitute properties of substantially comparable quality and utility and which in the aggregate have a Gross PPE equal to or greater than the Removed Farm Premises, provided that if, within the 320 day time period referred to above the Company and the Subsidiary Guarantors are in compliance with subsection (a) above with respect to the Farm Premises which shall have an aggregate Gross PPE of equal to or greater than 85% of the total Gross PPE of all Farm Premises, then a Default shall not be deemed to occur if the Company and the Subsidiary Guarantors are unable to satisfy the requirements of subsection (a) with respect to additional Farm Premises so long as the Company and the Subsidiary Guarantors continue to use commercially reasonable efforts to satisfy such requirements.

SECTION 11.6. Release of Liens on the Collateral.

(a) The Liens on the Collateral will be released with respect to the Securities:

(i) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Securities;

(ii) in whole, upon satisfaction and discharge of this Indenture as set forth in Section 8.1(a) hereof;

(iii) in whole, upon a legal defeasance as set forth in Section 8.1(b) hereof;

(iv) in part, as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of its Restricted Subsidiaries in a transaction permitted by Section 3.7 and by the Collateral Documents, to the extent of the interest sold or disposed of, or otherwise not prohibited by this Indenture and the Collateral Documents; (B) that is cash or Net Available Cash withdrawn from the Collateral Accounts for any one or more purposes permitted by subsection (a) of Section 3.7 or for any other expenditures not prohibited by this Indenture; (C) with respect to ABL Collateral, upon any release, sale or disposition (other than in connection with a cancellation or termination of the ABL Credit Facility) of any ABL Collateral pursuant to the terms of the ABL Credit Facility resulting in the release of the Lien on such Collateral securing the ABL Credit Facility; or (D) otherwise in accordance with, and as expressly provided for under, this Indenture or the Intercreditor Agreements;

(v) that is owned by a Subsidiary Guarantor that is released from its Subsidiary Guarantee in accordance with this Indenture; and

(vi) with the consent of Holders of sixty six and two-thirds percent (66 2/3%) in aggregate principal amount of the Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities), provided, that, in the case of any release in whole pursuant to this Section 11.6(a), all amounts owing to the Trustee under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements have been paid.

(b) For the release of real properties that have a fair market value of $10.0 million or more that constitute Non-ABL Collateral, the Company and each Subsidiary Guarantor will furnish to the Trustee, prior to each proposed release of such Non-ABL Collateral pursuant to the Collateral Documents and this Indenture an Officers’ Certificate (i) requesting such release and (ii) to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with.

(c) Upon compliance by the Company or the Subsidiary Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or its Subsidiary Guarantors, as the case may be, the released Non-ABL Collateral.

(d) The release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreements or upon the termination of this Indenture.

(e) Notwithstanding any provision to the contrary herein, as and when requested by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver Uniform Commercial Code financing statement amendments or releases solely to the extent necessary to delete Excluded Property from the description of assets in any previously filed financing statements. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that Excluded Property described in the immediately preceding sentence has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

SECTION 11.7. Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a) Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and the Intercreditor Agreements and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreements or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Company and each Subsidiary Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(i) a request from the Company that such Collateral be added;

(ii) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Company shall consider appropriate, or in such other form as the Company shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;

(iii) an Officers’ Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture;

(iv) an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Collateral Document being entered into; and

(v) such financing statements, if any, as the Company shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents or the Intercreditor Agreements, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate to the effect that the action or omission for which consent or approval is to be given does not adversely affect the interests of the Holders or impair the security of the Holders in contravention of the provisions of this Indenture, the Collateral Documents or the Intercreditor Agreements, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate.

SECTION 11.8. Collateral Accounts.

(a) The Trustee and Collateral Agent, as applicable, are authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreements.

(b) The Collateral Agent shall establish the Collateral Accounts when and as needed. Such Collateral Accounts shall at all times thereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Collateral Agent. The Collateral Accounts shall be trust accounts and shall be established and maintained by the Collateral Agent at one of its corporate trust offices (which may include the New York corporate trust office) and all Collateral shall be credited thereto. All cash and Cash Equivalents received by the Trustee and/or Collateral Agent from Asset Dispositions of Collateral, Recovery Events, foreclosures of or sales of the Collateral, issuances of Additional Notes and other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Non-ABL Collateral Account, in the case of proceeds from Non-ABL Collateral, or in the ABL Collateral Account, in the case of proceeds from ABL Collateral, and thereafter shall be held, applied and/or disbursed by the Trustee or the Collateral Agent, as applicable, in accordance with the terms of this Indenture (including, without limitation, Sections 2.1(a), 3.7, 6.10 and 11.8(a). In connection with any and all deposits to be made into the Collateral Accounts under this Indenture, the Collateral Documents or the Intercreditor Agreements, the Trustee and/or the Collateral Agent, as applicable, shall receive an Officers’ Certificate identifying which Collateral Account shall receive such deposit and directing the Trustee and/or the Collateral Agent to make such deposit.

(c) Pending the distribution of funds in the Collateral Accounts in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Company may direct the Trustee and/or the Collateral Agent to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. So long as no Event of Default shall have occurred and be continuing, the Company may direct the Trustee and/or the Collateral Agent to sell, liquidate or cause the redemption of any such investments, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Collateral Accounts shall be credited to such Collateral Account. Neither the Trustee nor the Collateral Agent shall have any liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 11.8(c).

SECTION 11.9. Insurance.

(a) All insurance policies required with respect to any Collateral shall name the Collateral Agent (for the benefit of the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent, that provide that (i) all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent, the ABL Agent or the Company and (ii) such policy and loss payable clauses may be canceled or terminated only upon at least 30 days’ prior written notice given to the Collateral Agent. The application of any insurance proceeds will be subject to the terms of the Intercreditor Agreement.

(b) All premiums on any such insurance shall be paid when due by such Grantor, and summaries of the policies delivered to the ABL Agent and the Collateral Agent in the time periods described in the ABL Credit Facility. If such Grantor fails to obtain any insurance as required by this Section, the ABL Agent and/or the Collateral Agent may obtain such insurance at such Grantor’s expense. By purchasing such insurance, neither the ABL Agent nor the Collateral Agent shall be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

ARTICLE XII

Miscellaneous

SECTION 12.1. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or to any Subsidiary Guarantor:

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, VA 23430

Attention: Chief Financial Officer

Facsimile No.: 757-365-3025

With a copy to:

Hogan & Hartson LLP

555 Thirteenth Street, NW

Washington, DC 20004

Attention: J. Warren Gorrell, Esq.

Facsimile No.: (202) 637-5910

if to the Trustee:

U.S. Bank National Association

1349 West Peachtree St. NW, Suite 1050

Atlanta, Georgia 30309

Fax No.: (404) 898-2467

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Collateral Documents or the Intercreditor Agreements (except in connection with the original issuance of Securities on the date hereof), the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the applicable Collateral Documents and the Intercreditor Agreements relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 12.4. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.6. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or Atlanta, Georgia. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.7. Governing Law. This Indenture, the Securities and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The Collateral Documents and the Intercreditor Agreements will be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.8. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.9. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.11. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

SECTION 12.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Intercreditor Agreements Control. Notwithstanding any contrary provision in this Indenture, this Indenture is subject to the provisions of the Intercreditor Agreements. The Company, the Subsidiary Guarantors and the Trustee (to the extent its interests are affected thereby) acknowledge and agree to be bound by the provisions of the Intercreditor Agreements.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President, Finance

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SUBSIDIARY GUARANTORS:

Brown’s Realty Partnership,
a North Carolina general partnership
Carroll’s Realty Partnership,
a North Carolina general partnership
Smithfield-Carroll’s Farms,
a Virginia general partnership

By:	Murphy-Brown, LLC,
as a general partner of each

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SUBSIDIARY GUARANTORS:

814 Americas, Inc.,

a Delaware corporation

Armour-Eckrich Meats LLC,

a Delaware limited liability company

Farmland Distribution Inc.,

a Delaware corporation

Farmland Foods, Inc.,

a Delaware corporation

Gwaltney Transportation Co., Inc.,

a Delaware corporation

John Morrell & Co.,

a Delaware corporation

LPC Transport, Inc.,

a Delaware corporation

Murphy Farms of Texhoma, Inc.,

an Oklahoma corporation

Murphy-Brown LLC,

a Delaware limited liability company

North Side Foods Corp.,

a Delaware corporation

Patrick Cudahy Incorporated,

a Delaware corporation

PC Express, Inc.,

a Delaware corporation

Premium Standard Farms, LLC,

a Delaware limited liability company

RMH Foods, Inc.,

a Delaware corporation

The Smithfield Packing Company, Incorporated,

a Delaware corporation

Smithfield Purchase Corporation,

a North Carolina corporation

Smithfield Transportation Co., Inc.,

a Delaware corporation

Stefano Foods, Inc.,

a North Carolina corporation

Valleydale Transportation Company, Inc.,

a Delaware corporation

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SUBSIDIARY GUARANTORS:

Jonmor Investments, Inc., a Delaware corporation Patcud Investments, Inc., a Delaware corporation SFFC, Inc., a Delaware corporation SF Investments, Inc., a Delaware corporation

By:	/s/ Charles McCarrick
Name:	Charles McCarrick
Title:	President/Assistant Secretary/ Assistant Treasurer

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Applicable Restricted Securities Legend]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ], as revised by the Schedule of Increases and Decreases in the Global Security attached hereto

CUSIP NO.

SMITHFIELD FOODS, INC.

10% Senior Secured Note, due 2014

Smithfield Foods, Inc., a Virginia corporation, promises to pay to [            ], or registered assigns, the principal sum of [                    ] Dollars, as revised by the Schedule of Increases and Decreases in the Global Security attached hereto, on July 15, 2014.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Security are set forth on the other side of this Security.

SMITHFIELD FOODS, INC.

By:

By:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By
	Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]

10% Senior Secured Note, due 2014

1.	Interest

Smithfield Foods, Inc., a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Company will pay interest semiannually on January 15 and July 15 of each year, with the first interest payment to be made on January 15, 2010. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from July 2, 2009. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 and July 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia (“Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of July 2, 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are senior secured obligations of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited, provided that to the extent not applied to refinance Indebtedness, the Net Cash Proceeds from any issuance of Additional Notes are invested in Additional Assets in accordance with the Indenture. This Security is one of the 10% Senior Secured Notes, due 2014 referred to in the Indenture. The Securities include (i) $625,000,000 aggregate principal amount of the Company’s 10% Senior Secured Notes, due 2014 issued under the Indenture on July 2, 2009 (herein called “Initial Notes”) and (ii) if and when issued, additional 10% Senior Secured Notes due 2014 of the Company that may be issued from time to time under the Indenture subsequent to July 2, 2009 (herein called “Additional Notes”). The Initial Notes and Additional Notes are treated as a single class of securities under the Indenture and shall be secured by first and second priority Liens and security interests, subject to Permitted Liens, in the Collateral. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Subsidiaries, certain purchases or redemptions of Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness or Guarantor Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Subsidiaries, certain Sale/Leaseback Transactions involving the Company or any Restricted Subsidiary, the issuance or sale of Capital Stock of Restricted Subsidiaries, the incurrence of certain Liens, future Subsidiary Guarantors, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates, provided, however, certain of such limitations will no longer be in effect if the Securities receive a rating of “BBB-” or higher from Standard & Poor’s Rating Services (or its successors) and “Baa3” or higher from Moody’s Investors Service, Inc. (or its successors). In addition, the Indenture limits the ability of the Company and its Subsidiaries to enter into agreements that restrict distributions and dividends from Subsidiaries. The Indenture also imposes requirements with respect to the provision of financial information.

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreements when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the

Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior, secured basis pursuant to the terms of the Indenture.

5.	Redemption

Prior to July 15, 2012, the Company may, upon not less than 30 nor more than 60 days’ notice, on any one or more occasions redeem up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(i) at least 65% of the original principal amount of the Securities (exclusive of Additional Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 60 days after the closing of such Public Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

At any time prior to the Maturity Date of the Securities, the Securities may be redeemed or purchased by the Company, in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of such redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction or one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.	Put Provisions

(a) Upon the occurrence of a Change of Control, any Holder of Securities will have the right to offer to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.7(a) or Section 3.7(b) of the Indenture, the Company will be required to apply such Excess Collateral Proceeds or Excess Proceeds, as applicable, to the repayment of the Securities, the Rabobank Term Loan and, in the case of Excess Proceeds, any Pari Passu Indebtedness in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period beginning 15 Business Days before an interest payment date and ending on such interest payment date.

8.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9.	Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity.

11.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Collateral Documents or the Intercreditor Agreements may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected or (z) with respect to Section 11.6(a)(vi) of the Indenture) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Securities, the Collateral Documents or the Intercreditor Agreements to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV or Article X of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture, to release Liens in favor of the Collateral Agent in the Collateral as provided under the collateral release provisions, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Holder.

12.	Defaults and Remedies

Under the Indenture, Events of Default include: (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of the principal of or premium, if any, on the Securities at Stated Maturity, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or any Significant Subsidiary to comply with certain other provisions or agreements in the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreements, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25.0 million (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain final judgments or decrees for the payment of money in excess of $25.0 million; (vii) failure by any Subsidiary Guarantor that is a Significant Subsidiary to comply with its obligations under its Subsidiary Guarantee or Collateral Documents or Intercreditor Agreement; (viii) the failure of any Subsidiary Guarantee or Collateral Document entered into by a Subsidiary Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated thereby) or any denial or disaffirmation thereof and (ix) with respect to Collateral with a fair market value in excess of $25.0 million, a declaration or assertion of invalidity or unenforceability or the failure to be in full force and effect (except as contemplated hereby), subject to any applicable grace periods as set forth in the Indenture.

If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities then outstanding may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee and the Collateral Agent may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture, the Collateral Documents, the Intercreditor Agreements or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, VA 23430

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Company or any Subsidiary thereof; or

3	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

5	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

6	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

☐	☐
3.7	3.9

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

SUBSIDIARY GUARANTEE

Pursuant to the Indenture (the “Indenture”) dated as of July 2, 2009 among Smithfield Foods, Inc., the Subsidiary Guarantors party thereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), each Subsidiary Guarantor, subject to the provisions of Article X of the Indenture, hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under the Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6 of the Indenture), the Collateral Documents and the Intercreditor Agreements (all the foregoing being hereinafter collectively called the “Obligations”). Each Subsidiary Guarantor agrees that the Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the Obligations. Each Subsidiary Guarantor further agrees (to the extent lawful) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Subsidiary Guarantee notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

Except as set forth in Section 4.2, Section 10.2 and Article VIII of the Indenture, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the

Collateral Agent for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor or otherwise in compliance with Section 4.2, Section 10.2 and Article VIII of the Indenture. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Subsidiary Guarantee.

Brown’s Realty Partnership,
    a North Carolina general partnership

Carroll’s Realty Partnership,
    a North Carolina general partnership

Smithfield-Carroll’s Farms,
    a Virginia general partnership,
        as Subsidary Guarantors

By:	Murphy-Brown, LLC, as a general partner of each

By:
Name:	Carey J. Dubois
Title:	Vice President

814 Americas, Inc.,

    a Delaware corporation

Armour-Eckrich Meats LLC,

    a Delaware limited liability company

Farmland Distribution Inc.,

    a Delaware corporation

Farmland Foods, Inc.,

    a Delaware corporation

Gwaltney Transportation Co., Inc.,

    a Delaware corporation

John Morrell & Co.,

    a Delaware corporation

LPC Transport, Inc.,

    a Delaware corporation

Murphy Farms of Texhoma, Inc.,

    an Oklahoma corporation

Murphy-Brown LLC,

    a Delaware limited liability company

North Side Foods Corp.,

    a Delaware corporation

Patrick Cudahy Incorporated,

    a Delaware corporation

PC Express, Inc.,

    a Delaware corporation

Premium Standard Farms, LLC,

    a Delaware limited liability company

RMH Foods, Inc.,

    a Delaware corporation

The Smithfield Packing Company, Incorporated,

    a Delaware corporation

Smithfield Purchase Corporation,

    a North Carolina corporation

Smithfield Transportation Co., Inc.,

    a Delaware corporation

Stefano Foods, Inc.,

    a North Carolina corporation

Valleydale Transportation Company, Inc.,

    a Delaware corporation,

        as Subsidary Guarantors

By:
Name:	Carey J. Dubois
Title:	Vice Presidents

Jonmor Investments, Inc.,

    a Delaware corporation

Patcud Investments, Inc.,

    a Delaware corporation

SFFC, Inc.,

    a Delaware corporation

SF Investments, Inc.,

    a Delaware corporation,

        as Subsidary Guarantors

By:
Name:	Charles McCarrick
Title:	President/Assistant Secretary/ Assistant Treasurer

EXHIBIT B

FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS TO GUARANTEE NOTES

This Supplemental Indenture and Subsidiary Guarantee, dated as of [            ], 20        (this “Supplemental Indenture” or “Guarantee”), among [name of future Subsidiary Guarantor] (the “Guarantor”), Smithfield Foods, Inc. (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and U.S. Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of July 2, 2009 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 10% Senior Secured Notes due 2014 of the Company (the “Securities”);

WHEREAS, Section 3.12 of the Indenture provides that the Company is required to cause each Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee, in the form of a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Securities on a senior secured basis and all other obligations under the Indenture.

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture, the Collateral Documents and the Intercreditor Agreements applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, the Collateral Documents and the Intercreditor Agreements.

SECTION 2.2 Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Collateral Documents and the Intercreditor Agreements (all the foregoing being hereinafter collectively called the “Obligations”). Each Subsidiary Guarantor agrees that the Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinated to the Obligations, in which case the Obligations will rank senior in right of payment to such other Indebtedness. Each Subsidiary Guarantor further agrees (to the extent lawful) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities, the Obligations or the Indenture. The obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company, any Subsidiary Guarantor or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, any Subsidiary Guarantee, the Securities or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

Except as set forth in Section 4.2, Section 10.2 and Article VIII of the Indenture, the obligations of each Subsidiary Guarantor hereunder (to the extent lawful) shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and (to the extent lawful) shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Subject to the provisions of Section 3.12 of the Indenture, each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in accordance with the Indenture.

Notwithstanding the foregoing and the other provisions of the Indenture, any Subsidiary Guarantee by a Restricted Subsidiary shall automatically and unconditionally be released and discharged upon (1) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, whether by way of merger, consolidation or otherwise, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (2) such Restricted Subsidiary being designated an Unrestricted Subsidiary of the Company in accordance with the terms of the Indenture by the Board of Directors or

(3) (x) the Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of the ABL Credit Facility and all other Indebtedness of the Company and its Restricted Subsidiaries and (y) such Subsidiary Guarantor has not Incurred any Indebtedness in its reliance on its status as a Subsidiary Guarantor under Section 3.3 of the Indenture or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 3.3(b) or (4) any legal defeasance of the Securities or any satisfaction or discharge of the Indenture.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 2.3 Limitation on Liability. The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under all Debt Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture or applicable law, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

SECTION 2.4 Release and Discharge. Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreements, and such Subsidiary Guarantee will terminate, upon the legal defeasance of the Securities or upon satisfaction and discharge of this Indenture, in each case pursuant to the provisions of Article VIII hereof.

SECTION 2.5 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 2.5 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 2.6 No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR],
as a Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SMITHFIELD FOODS, INC.

By:
Name:
Title:

EXHIBIT D

Form of Mortgage

[this is a North Carolina form; it is to be conformed to the specific requirements of each applicable state]

[space above this line is for recorder’s use]

DEED OF TRUST, FINANCING STATEMENT, FIXTURE FILING, SECURITY

AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

from

[SMITHFIELD GUARANTOR ENTITY], Grantor

to

[TITLE COMPANY], Trustee

for the use and benefit of

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Beneficiary

Dated as of             , 2009

NOTE TO RECORDER: THIS INSTRUMENT IS TO BE INDEXED AND/OR FILED AS BOTH A DEED OF TRUST AND AS A FINANCING STATEMENT FILED AS A FIXTURE FILING

THIS INSTRUMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF JULY 2, 2009 (AS SUCH AGREEMENT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME) AMONG JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT FOR THE ABL SECURED PARTIES REFERRED TO THEREIN, U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT FOR THE TERM DEBT SECURED PARTIES REFERRED TO THEREIN, SMITHFIELD FOODS, INC., AND EACH OF THE OTHER LOAN PARTIES REFERRED TO THEREIN.

Recording requested by, and after recording, please return to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Christopher Garcia

DEED OF TRUST, FIXTURE FILING, FINANCING STATEMENT, SECURITY

AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

THIS DEED OF TRUST, FIXTURE FILING, FINANCING STATEMENT, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS, dated as of             , 2009 is made by [SF SUBSIDIARY GUARANTOR], a [                     corporation] (“Grantor”), whose address is c/o Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, and whose state organizational identification number is [            ], to [TITLE COMPANY], a                      (in such capacity, “Trustee”), whose address is [                    ], for the use and benefit of U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Holders, the Lenders, the Indenture Trustee and the Administrative Agent (in such capacity, the, “Beneficiary”, which term shall be deemed to include successors and assigns as beneficiary under this Deed of Trust), whose address is 1349 West Peachtree St. NW, Suite 1050, Atlanta, Georgia 30309. References to this “Deed of Trust” shall mean this instrument and any and all renewals, modifications, amendments, supplements, restatements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A. Grantor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the “Land”), and owns all of the buildings, improvements, structures, stables, barns, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).

B. Pursuant to that certain Indenture dated as of July 2, 2009 among Smithfield Foods, Inc., a Virginia corporation (the “Company”), the Subsidiary Guarantors referred to therein, and U.S. Bank National Association, as trustee (in such capacity, the “Indenture Trustee”; and such Indenture, as the same may be amended, supplemented, restated replaced, substituted or otherwise modified from time to time, the “Indenture”), the Company has issued, and may issue in the future, its 10% Senior Secured Notes due 2014 (as the same may be amended, supplemented, restated, replaced, substituted or otherwise modified from time to time, and including any Additional Notes (as defined in the Indenture), collectively, the “Notes”).

C. Pursuant to the Term Loan Agreement, dated as of July 2, 2009 (as the same may be amended, supplemented, restated, replaced, substituted or otherwise modified from time to time, the “Term Loan Credit Agreement”), among the Company, the Subsidiary Guarantors referred to therein, the lenders thereunder (collectively, the “Lenders”) and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), the Lenders have made certain extensions of credit to the Company.

D. Pursuant to that certain Intercreditor and Collateral Agency Agreement dated as of July 2, 2009 among the Indenture Trustee, the Beneficiary, the Company, the Subsidiary Guarantors, and the Administrative Agent (as the same may be amended, supplemented, restated replaced, substituted or otherwise modified from time to time, the “Term Debt Intercreditor

Agreement”), the Beneficiary has been appointed as the Collateral Agent for (i) the holders of the Notes from time to time and their successors and assigns (the “Holders”), (ii) the Lenders, (iii) the Administrative Agent and (iv) the Indenture Trustee.

E. The Beneficiary, JPMorgan Chase Bank, N.A., as administrative agent for the ABL Secured Parties referred to therein, the Company and the other Loan Parties referred to therein, are parties to that certain Intercreditor Agreement dated as of July 2, 2009 (as the same may be amended, supplemented, restated replaced, substituted or otherwise modified from time to time, the “Intercreditor Agreement”).

F. Grantor has executed and delivered this Deed of Trust pursuant to the requirements of the Indenture and the Term Loan Credit Agreement in order to secure the Secured Obligations (including with respect to any guarantee pursuant to Article X of the Indenture and Article VII of the Term Loan Credit Agreement). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Term Debt Intercreditor Agreement. References in this Deed of Trust to “Secured Parties” shall mean the Beneficiary, the Trustee, the Administrative Agent, the Lenders and the Holders. References in this Deed of Trust to the “Default Rate” shall mean the rate of interest borne by the Notes. References in this Deed of Trust to “Event of Default” means the occurrence of any Event of Default as that term is defined in the Indenture or the occurrence of any Event of Default, as that term is defined in Term Loan Credit Agreement.

Now, therefore, in consideration of the premises, Grantor hereby agrees as follows:

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the prompt and complete payment and performance of all obligations and liabilities of the Grantor which may arise under, out of, or in connection with this Deed of Trust, the guarantee by Grantor of the Notes, and the obligations of the Company under the Term Loan Credit Agreement (including with respect to any guarantee pursuant to Article X of the Indenture and Article VII of the Term Loan Credit Agreement) , in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Beneficiary or any Secured Party that are required to be paid by Grantor pursuant to the terms of any of the foregoing agreements). (collectively, the “Secured Obligations”), GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY MORTGAGES, GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, AND ALSO TO ANY SUBSTITUTE TRUSTEE, AND THEIR HEIRS, SUCCESSORS AND ASSIGNS, IN TRUST, FOREVER, WITH POWER OF SALE AND RIGHT OF ENTRY FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS TRUSTEE AND BENEFICIARY A SECURITY INTEREST IN:

(A) the Land and the Improvements;

2

(B) all right, title and interest Grantor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

(C) all right, title and interest of Grantor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in and used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window-cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the “Equipment”);

(E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Improvements and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite that are being incorporated into the Improvements, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

(F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may

3

be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the “Rents”);

(G) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor’s interest in and to all such insurance policies and all proceeds of such insurance policies (including title insurance policies), including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth herein and in the Indenture and the Term Loan Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to such awards and compensation generally set forth herein, in the Indenture, the Term Debt Intercreditor Agreement and the Intercreditor Agreement;

(H) to the extent assignable, all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(I) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the “Premises”, and those described in the foregoing clauses (A) through (I) are collectively referred to as the “Trust Property”).

TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted and conveyed unto Trustee, its successors and assigns forever, upon the trust and for the uses and purposes set forth herein,

Upon condition, however, that the Lien of this Deed of Trust may be released, in whole or in part, in accordance with Section 5.12 of the Term Debt Intercreditor Agreement.

4

This Deed of Trust covers present and future advances and re-advances, in the aggregate amount of the Secured Obligations, made by the Secured Parties for the benefit of Grantor, and the lien of such future advances and re-advances shall relate back to the date of this Deed of Trust.

Terms and Conditions

Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

1. Warranty of Title. Grantor shall warrant, defend and preserve its title and the lien of this Deed of Trust against all claims of all persons and entities.

2. Payment of Taxes and Other Impositions. (a) Except as may be otherwise provided in the Indenture and the Term Loan Credit Agreement, and subject to Grantor’s right to contest same, prior to delinquency, Grantor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against, and in each case which may become a lien on any of the Trust Property, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Beneficiary, Grantor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of any such Imposition. If by law any Imposition, at Grantor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b) Subject to the terms of the Indenture and the Term Loan Credit Agreement, nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become delinquent (unless Grantor is in compliance with clause (a) of this Section 2 in connection with such delinquency), and to add to the Secured Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on written demand by Grantor to Beneficiary together with interest at the Default Rate as set forth above.

3. Damage or Destruction. If the Trust Property, or any material part thereof, shall be destroyed or damaged, Grantor shall give immediate notice thereof to Beneficiary. All insurance proceeds payable in connection with such destruction or damage shall be applied in the manner set forth in the Term Debt Intercreditor Agreement and the Intercreditor Agreement.

5

4. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any material portion thereof, Grantor shall notify Beneficiary of the pendency of such proceedings. All amounts and proceeds payable in connection with any such condemnation shall be applied in the manner set forth in the Term Debt Intercreditor Agreement and the Intercreditor Agreement.

5. Further Assurances. To the extent permitted under applicable law, and to further assure Beneficiary’s and Trustee’s rights under this Deed of Trust, Grantor agrees, within fifteen (15) business days after demand of Beneficiary or Trustee, to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary or Trustee to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust.

6. Beneficiary’s Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor set forth in this Deed of Trust within the applicable notice and grace period, if any, provided for in the Indenture and the Term Loan Credit Agreement, then Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee. To the extent that any such amounts or costs paid by Beneficiary or Trustee shall constitute payment of (i) real estate taxes and assessments, (ii) premiums on insurance policies covering the Premises, (iii) expenses incurred in upholding or enforcing the lien of this Deed of Trust, including, but not limited to, the expenses of any litigation to prosecute or defend the rights and lien created by this Deed of Trust or (iv) any amount, costs or charge to which Beneficiary or Trustee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority, then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate, shall (x) be added to the Secured Obligations, (y) be secured by this Deed of Trust and (z) be a lien on the Trust Property prior to any right, title to, interest in, or claim upon the Trust Property attaching subsequent to the lien of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor’s default or waive any right or remedy of Beneficiary or Trustee. Upon the occurrence and during the continuance of any Event of Default or if Grantor fails to make any payment or to do any act as herein provided, Beneficiary may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Real Estate for such purposes and, upon the occurrence and during the continuance of any Event of Default, (i) appear in, defend, or bring any action or proceeding to protect its interest in the Real Estate, (ii) foreclose this Deed of Trust or (iii) collect the Secured Obligations, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate. All other costs and expenses incurred by Beneficiary in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding (including reasonable attorneys’ fees to the extent permitted by law) shall bear interest at the

6

Default Rate, for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary. All such other costs and expenses incurred by Beneficiary together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Secured Obligations and be secured by this Deed of Trust and the other Financing Documents and shall be immediately due and payable upon demand by Beneficiary therefor.

7. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Financing Documents, or as provided by law, and without limitation, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i) Beneficiary may elect to foreclose under power of sale, in which case it shall be lawful for, and the duty of, Trustee, upon receipt by Trustee of a written declaration of default and demand for sale by Beneficiary, to sell (and, in case of any default of any purchaser, resell) the Trust Property, in whole or in part or parcels (without regard to the right of any party to a marshalling of assets, Grantor hereby expressly waiving any such right), such sale in whole or in part or parcels to be determined by Trustee in his sole discretion (Grantor hereby expressly consenting thereto), at public venue to the highest bidder for cash at the door of the court house then customarily employed for that purpose in the county where the Real Estate is located, after having given such notice of hearing as to commencement of foreclosure proceedings and having obtained such findings or leave of court as may then be required by law and then having given such notice of the time and place of sale and a description of the property to be sold and by advertisement published as is provided by the applicable law then in effect, and by such other methods, if any, as Beneficiary may deem desirable or as may be required or permitted by applicable law. Trustee shall receive the proceeds of such sale and, after retaining a reasonable commission for his services, together with reasonable attorneys fees incurred by Trustee in such proceeding, apply such proceeds to the cost of sale, including, but not limited to, costs of collection, taxes, assessments, costs of recording, service fees and incidental expenditures, the amount due on the Secured Obligations and advancements and other sums expended by Beneficiary according to the provisions hereof and otherwise as required by the then existing law relating to foreclosures. If permitted by the then existing law relating to foreclosures, Trustee may sell and convey the Trust Property under the power aforesaid, although Trustee has been, may now be or may hereafter be an attorney or agent or employee of Beneficiary with respect to the indebtedness secured hereby, or the Secured Obligations or with respect to any matter or business whatsoever. If permitted by the then existing law relating to foreclosures, Trustee may adjourn from time to time any sale by him to be made under or by virtue or this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable

7

provision of law, Trustee, without further notice or publication except for any notice or publication as may be required by the then existing law, may make such sale at the time and place to which the same shall be adjourned.

In the event a sale hereunder should be commenced by Trustee, or his substitute or successor, Beneficiary may at any time before the sale of all or any part of the Trust Property direct Trustee to cancel the scheduled sale and re-schedule the sale or to abandon the sale, whereupon Beneficiary may then institute suit for the collection of the Secured Obligations and other sums secured hereby, and for the foreclosure of this Deed of Trust lien; it is further agreed that if Beneficiary should institute a suit for the collection of the Secured Obligations and other sums secured hereby, and for a foreclosure of this Deed of Trust lien, then Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same and request Trustee, his substitute or successor, to sell the Trust Property in accordance with the provisions of this Deed of Trust.

Grantor and any guarantor of the Secured Obligations shall be liable for any deficiency remaining subsequent to any sale described in this Section 7.

(ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action under the Indenture, the Term Loan Credit Agreement or any other Financing Document on behalf of the Secured Parties, (C) sell all or part of the Trust Property (Grantor expressly granting to Trustee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Financing Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

(iii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Secured Obligations, enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control of the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

8

(iv) Beneficiary may, with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Secured Obligations then due and payable, subject to the continuing lien and security interest of this Deed of Trust for the balance of the Secured Obligations not then due, unimpaired and without loss of priority.

(v) Beneficiary may sell for cash or upon credit the Real Estate or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law.

(vi) Beneficiary may recover judgment on the Secured Obligations either before, during or after any proceedings for the enforcement of this Deed of Trust or the other Financing Documents.

(vii) The rights granted to Grantor under Section 12 hereof shall automatically be revoked and Beneficiary may enter into or upon the Real Estate, either personally or by its agents, nominees or attorneys, and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Real Estate and of such books, records and accounts to Beneficiary upon demand, and thereupon Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat; (ii) complete any construction on the Real Estate in such manner and form as Beneficiary deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Real Estate; (iv) exercise all rights and powers of Grantor with respect to the Trust Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Real Estate and every part thereof; (v) require Grantor to vacate and surrender possession of the Real Estate to Beneficiary or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Trust Property to the payment of the Secured Obligations, in such order, priority and proportions as Beneficiary shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, other charges, insurance and other expenses in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees.

(b) In case of Trustee’s sale or foreclosure sale, the Real Estate and the related personal property may be sold in one parcel or in more than one parcel and Trustee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

9

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust beyond the applicable notice and grace period provided for in the Indenture or the Term Loan Credit Agreement, if any, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

(d) Subject to the terms and provisions of the Intercreditor Agreement and the requirements of applicable law, the proceeds or avails of foreclosure sale and all moneys received by Beneficiary pursuant to any right given or action taken under this Deed of Trust shall be applied in accordance with the Term Debt Intercreditor Agreement.

8. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Secured Obligations or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Indenture, the Term Loan Credit Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Secured Obligations as having been paid.

9. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Secured Obligations or the interest of Grantor therein and without regard for the solvency of Grantor any guarantor, indemnitor with respect to the Secured Obligations or of any person otherwise liable for the payment of the Secured Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver trustee, liquidator or conservator of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

10. Extension, Release, etc.

(a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Secured Obligations, any Lien upon the Trust Property granted hereunder shall be automatically released to the extent the requirements of Section 5.12 of the Term Debt Intercreditor Agreement have been met, and to the extent provided by Section 4.2 of the Intercreditor Agreement, all without

10

delivery of any instrument or performance of any act by any party. In connection therewith, at the request and sole expense of the Grantor, the Beneficiary shall execute and deliver to the Grantors all releases or other documents, including, without limitation, releases, reconveyances and termination statements, reasonably necessary or desirable for the release of such Lien. If at any time this Deed of Trust shall secure less than all of the principal amount of the Secured Obligations, it is expressly agreed that any repayments of the principal amount of the Secured Obligations shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Secured Obligations outstanding. No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(b) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien created by this Deed of Trust (or direct Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties to or defendant in any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant’s rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Secured Obligations or to foreclose the lien created by this Deed of Trust.

(c) Unless expressly provided otherwise, in the event that Beneficiary’s interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

11. Security Agreement under Uniform Commercial Code; Fixture Filing.

(a) It is the intention of the parties hereto that this Deed of Trust shall constitute a “security agreement” within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Premises are located. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Beneficiary’s request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

11

(b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; (ii) this Deed of Trust shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 9-334 and 9-502 of the Code covering the fixtures included within the Premises and is to be filed for record in the real estate records of each county where any part of the Premises (including said fixtures) is located; (iii) the real property to which the fixtures relate is described in Schedule A attached hereto; (iv) Grantor is the record owner of the Land; (v) the name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of Grantor set forth in the first paragraph on the first page of this Deed of Trust, and the name of the secured party for purposes of this financing statement is the name of Beneficiary set forth in the first paragraph on the first page of this Deed of Trust; (vi) Grantor’s state organizational identification number is set forth in the first paragraph on the first page of this Deed of Trust; and (vii) the mailing addresses of Grantor and Beneficiary are as set forth in the first paragraph on the first page of this Deed of Trust.

12. Assignment of Rents. Grantor hereby assigns to Beneficiary the Rents as further security for the payment and performance of the Secured Obligations, and Grantor grants to Trustee and Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Secured Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Secured Obligations are paid and performed in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of and during the continuance of an Event of Default; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of and during the continuance of any Event of Default under this Deed of Trust by giving not less than five (5) days’ written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment, Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof, may be evicted by summary proceedings or otherwise.

13. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall Grantor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any trustee’s sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust, all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence of and during the continuance of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under

12

this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Secured Obligations. Any such application shall not be construed to cure or waive any Event of Default or invalidate any act taken by Beneficiary on account of such Event of Default.

14. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the Term Debt Intercreditor Agreement.

15. Modifications. This Deed of Trust may not be amended, supplemented or otherwise modified except in writing signed by the Beneficiary and in compliance with the Term Debt Intercreditor Agreement and then only to the extent in such writing specifically set forth. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee’s execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

16. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Deed of Trust or in any provisions of any of the Financing Documents, the obligations of Grantor and of any other obligor under the any of the Financing Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

17. Grantor’s Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Secured Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the fullest extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law and except as otherwise provided herein or in the other Financing Documents, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the foreclosure rights, power of sale or other rights hereby created.

18. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment and performance of the Secured Obligations and to exercise all rights and powers under

13

this Deed of Trust or under any of the other Financing Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Beneficiary and Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary or Trustee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Financing Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a “mortgagee in possession,” and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies except gross negligence or willful misconduct after Beneficiary takes possession or title.

19. Multiple Security. (a) If (i) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (ii) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Secured Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (iii) both the circumstances described in clauses (i) and (ii) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all trustee’s sale or foreclosure proceedings against all such collateral securing the Secured Obligations (including the Trust Property), which action may be brought or consolidated in the court of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee’s sale or foreclosure action is a specific inducement to Beneficiary to extend the indebtedness evidenced by the Indenture, the Term Loan Credit Agreement or any other Financing Document, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.

(b) Grantor agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Secured Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory

14

requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to sell the Trust Property in a trustee’s sale, to foreclose this Deed of Trust nor the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary or the occurrence of any sale by Trustee in any such proceedings shall prejudice, limit or preclude Beneficiary’s right to commence or continue one or more trustee’s sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee’s sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Secured Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis.

(c) It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.

20. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word “Grantor” shall be construed as if it read “Grantors” whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of Grantors shall be joint and several.

21. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a

15

waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor.

22. Governing Law, etc. This Deed of Trust shall be governed by and construed and interpreted in accordance with the laws of the State in which the Premises are located, and applicable United States Federal Law.

23. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein,” the word “Beneficiary” shall mean “Beneficiary or any successor “collateral agent” under the Term Debt Intercreditor Agreement,” the word “Trustee” shall mean “Trustee and any successor hereunder,” the word “person” shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words “Trust Property” shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

24. Last Dollars Secured; Priority. To the extent that this Deed of Trust secures only a portion of the indebtedness owing or which may become owing by Grantor, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.

25. Trustee’s Powers (and Liabilities). (a) Beneficiary may substitute, for any reason whatsoever, a successor trustee or successor trustees for Trustee hereunder from time to time by an instrument in writing in any manner now or hereafter provided by law. Such right of substitution may be exercised at any time and more than once until the Secured Obligations and other sums hereby secured have been paid in full and the Indenture and the Term Loan Credit Agreement have terminated pursuant to its express terms or until the Trust Property is sold hereunder. Such writing, upon recordation, shall be conclusive proof of proper substitution of each such successor Trustee or Trustees, who shall thereupon and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties hereunder. The making of oath and giving bond by Trustee or any successor Trustee is hereby expressly waived by Grantor. The Trustee may sell and convey said property under the power set out herein, to any person, firm or corporation, although said Trustee has been, may now be or may hereafter be attorney for or agent of Beneficiary.

(b) At any time or from time to time upon Beneficiary’s request, without liability therefor, and without notice, upon the written request of Beneficiary and presentation of this Deed of Trust for endorsement, without affecting the liability of any person for the payment of the Secured Obligations secured hereby, and without affecting the lien created by the Deed of Trust upon the Trust Property for the full amount of all amounts secured hereby, Trustee may (i)

16

release all or any part of the Trust Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or (iv) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

(c) If more than one (1) Trustee is appointed hereunder, either Trustee may act in the execution of this Deed of Trust, the authority and power of any Trustee so acting shall be as full and complete as if the powers and authority granted to Trustees herein jointly had been granted to such Trustee alone, and either Trustee may act by agent or attorney. It is not necessary for either Trustee to be personally present at any foreclosure sale.

(d) Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, and Trustee shall not be liable for interest thereon. Grantor shall indemnify Trustee against all liability and expenses that it may incur in the performance of its duties hereunder except for gross negligence or willful misconduct.

(e) Trustee hereby accepts its duties and obligations under this Deed of Trust and the Financing Documents when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

26. The Collateral Agent. U.S. Bank National Association has been appointed Beneficiary for the Secured Parties hereunder pursuant to Term Debt Intercreditor Agreement. It is expressly understood and agreed by the parties to this Deed of Trust that any authority conferred upon Beneficiary hereunder is subject to the terms of the delegation of authority made by the Secured Parties to Beneficiary pursuant to the Term Debt Intercreditor Agreement, and that Beneficiary has agreed to act (and any successor Beneficiary shall act) as such hereunder only on the express conditions contained in the Term Debt Intercreditor Agreement. Any successor Collateral Agent appointed pursuant to Term Debt Intercreditor Agreement shall be entitled to all the rights, interests and benefits of Beneficiary hereunder.

27. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Deed of Trust, the liens, security interests and rights granted pursuant to this Deed of Trust or any other Financing Document shall be as set forth in, and subject to the terms and conditions of (and the exercise of any right or remedy by Beneficiary hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Deed of Trust or any other Financing Document and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to Beneficiary hereunder or under any other Financing Document shall be exercised by Beneficiary, and no direction shall be given by Beneficiary in contravention of the Intercreditor Agreement.

28. State Specific Provisions.

(a) Conflicts. To the extent of any inconsistency between this Section and the other provisions of this Deed of Trust, the terms and provisions of this Section shall govern and control.

17

(b) Future Secured Obligations. This Deed of Trust is made and executed to comply with the provisions of N.C.G.S. Section 45-67 et seq., and shall secure the payment of all present and future Secured Obligations which may now or may hereafter be owing, including, without limitation, any future loans and advances and re-advances made pursuant to the Indenture and the Term Loan Credit Agreement up to a maximum aggregate principal amount outstanding at any one time of ONE BILLION FIVE HUNDRED MILLION AND NO/100 DOLLARS ($1,500,000,000). The amount of present Secured Obligations secured hereby is in the sum of [EIGHT HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($850,000,000)] as of the date hereof, and the maximum principal amount of all present and future Secured Obligations secured hereby at any one time is $1,500,000,000, plus interest, costs and advances made by Beneficiary to protect or preserve the Premises or the lien hereof on the Premises, or for taxes, assessments or insurance premiums as herein provided. The time period within which such future Secured Obligations may be incurred is the period between the date hereof and the date fifteen (15) years from the date hereof. Pursuant to N.C.G.S. Section 45-68(2), Grantor and Beneficiary agree that at the time each Obligation is incurred, it shall not be necessary for each Obligation to be evidenced by any written instrument or notation signed by Grantor and stipulating that such Obligation is secured by this Deed of Trust.

(c) Attorneys’ Fees. All references to “attorneys’ fees” herein and in the other Financing Documents shall be deemed to be “reasonable attorneys’ fees,” and as used herein, and in any other Financing Documents to the extent North Carolina law applies thereto, the phrase “reasonable attorneys’ fees” and similar phrases shall mean attorneys’ fees at standard hourly rates actually incurred, without giving effect to the statutory presumption set forth in Section 6-21.2 of the North Carolina General Statutes.

18

IN WITNESS WHEREOF this Deed of Trust has been duly executed by Grantor as of the date first above written.

[ ]

By:
Name:
Title:

19

CORPORATE EXECUTION AND NOTARY ACKNOWLEDGMENT

(Single officer - no seal)

STATE OF

COUNTY OF

I,                     , a Notary Public of the County of                      and State of                     , certify that                      [Name of officer], either being personally known to me or proven by satisfactory evidence (said evidence being                     ), personally appeared before me this day and acknowledged that (s)he is                      [title of officer] of                     , [Name of corporation] a                      corporation, and that (s)he, as                     , [title of officer] being authorized to do so, voluntarily executed the foregoing on behalf of the corporation for the purposes stated therein.

WITNESS my hand and official stamp or seal, this      day of         , 2009.

Notary Public
(Type or Print Name)

My Commission Expires:

[NOTARIAL SEAL]

Schedule A

Description of the Land